As filed with the Securities and Exchange Commission on January 16, 1998

                                               Registration No. 333-
---------------------------------------------------------------------------

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                           ----------------------

                                  FORM S-8
                           REGISTRATION STATEMENT
                                   Under
                         THE SECURITIES ACT OF 1933

                           ----------------------

                         COMVERSE TECHNOLOGY, INC.
           (Exact name of registrant as specified in its charter)

               New York                             13-3238402
     (State or other jurisdiction      (I.R.S. Employer Identification No.)
  of incorporation or organization)

                          170 Crossways Park Drive
                             Woodbury, NY 11797
                  (Address of Principal Executive Offices)

                           ----------------------

               Boston Technology, Inc. 1989 Stock Option Plan
         Boston Technology, Inc. 1992 Directors' Stock Option Plan
             Boston Technology, Inc. 1994 Stock Incentive Plan
          Boston Technology, Inc. 1995 Director Stock Option Plan
   Boston Technology, Inc. Amended and Restated 1996 Stock Incentive Plan
                    Nonstatutory Stock Option Agreement
      Comverse Technology, Inc. 1997 Stock Incentive Compensation Plan
        Comverse Technology, Inc. 1997 Employee Stock Purchase Plan
                         (Full title of the plans)

                           ----------------------

                               Kobi Alexander
             Chairman of the Board and Chief Executive Officer
                         Comverse Technology, Inc.
                          170 Crossways Park Drive
                          Woodbury, New York 11797
                               (516) 677-7200
         (Name, address and telephone number, including area code,
                           of agent for service)

                           ----------------------

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF SECURITIES:
            PROMPTLY AFTER FILING OF THIS REGISTRATION STATEMENT

                           ----------------------

                      CALCULATION OF REGISTRATION FEE

                                       Proposed     Proposed
                                       maximum      maximum         Amount
  Title of each                        offering     aggregate          of
class of securities      Amount to     pricer per   offering      registration
to be registered be     registered(1)  security(2)  price(2)          fee
Common Stock, par
value $0.10 per share..  5,550,214      $34-7/8   $193,563,713.25   $57,101.30
================================================================================

(1)  Includes 177,013 shares, 68,250 shares, 488,475 shares, 195,000 shares, 1,853,581 shares, 17,895 shares, 2,500,000 shares and 250,000 shares registered under the Boston Technology, Inc. 1989 Stock Option Plan, Boston Technology, Inc. 1992 Directors' Stock Option Plan, Boston Technology, Inc. 1994 Stock Incentive Plan, Boston Technology, Inc. 1995 Director Stock Option Plan, Boston Technology, Inc. Amended and Restated 1996 Stock Incentive Plan, Nonstatutory Stock Option Agreement, Comverse Technology, Inc. 1997 Stock Incentive Compensation Plan and Comverse Technology, Inc. 1997 Employee Stock Purchase Plan, respectively.

(2) Estimated solely for purposes of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the "Securities Act"), and calculated pursuant to Rule 457(h) under the Securities Act. Pursuant to Rule 457(h)(1) under the Securities Act, the proposed maximum aggregate offering price of the Common Stock was calculated in accordance with Rule 457(c) under the Securities Act as: (a) $34-7/8, the average of the high and low prices per share of the Registrant's Common Stock on January 14, 1998, as reported in The Wall Street Journal, multiplied by (b) 5,550,214, the maximum number of shares of the Registrant's Common Stock issuable under the plans covered by this Registration Statement.

===========================================================================

                                   PART I

            INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          Information required in Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the "Note" to Part I of Form S-8.


                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

     Comverse Technology, Inc., a New York corporation ("Comverse" or the "Registrant"), hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as amended;

     (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997;

     (c) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997;

     (d) The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997;

     (e) All other reports and other documents filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1996; and

     (f) The description of the Registrant's Common Stock contained in its Registration Statement on Form 8-A filed with the SEC on March 17, 1987.

          All documents subsequently filed by the Registrant pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities

          Not applicable.

Item 5.   Interests of Named Experts and Counsel

          Counsel for the Company, William F. Sorin, 823 Park Avenue, New York, New York 10021, has rendered an opinion to the effect that the Common Stock offered hereby will, when issued in accordance with the Boston Technology, Inc. 1989 Stock Option Plan, Boston Technology, Inc. 1992 Directors' Stock Option Plan, Boston Technology, Inc. 1994 Stock Incentive Plan, Boston Technology, Inc. 1995 Director Stock Option Plan, Boston Technology, Inc. Amended and Restated 1996 Stock Incentive Plan, Nonstatutory Stock Option Agreement, Comverse Technology, Inc. 1997 Stock Incentive Compensation Plan and Comverse Technology, Inc. 1997 Employee Stock Purchase Plan be legally and validly issued, fully-paid and nonassessable. Mr. Sorin is an officer and director of the Company and the beneficial owner of 25,000 shares of Common Stock issuable upon exercise of stock options.

Item 6.   Indemnification of Directors and Officers

          The Company has included in its Certificate of Incorporation, pursuant to Section 402(b) of the Business Corporation Law of the State of New York, a provision that no director of the Company shall be personally liable to the Company or its shareholders in damages for any breach of duty as a director, provided that such provision shall not be construed to eliminate or limit the liability of any director if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law, that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated
Section 719 of the Business Corporation Law.

          The By-Laws of the Company further provide that the Company shall indemnify its directors and officers, and shall advance their expenses in the defense of any action for which indemnification is sought, to the full extent permitted by the Business Corporation Law and when authorized by resolution of the shareholders or directors of the Company or any agreement providing for such indemnification or advancement of expenses, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to him establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or their advantage to which he was not legally entitled. The Company has entered into indemnity agreements with each of its directors and officers pursuant to the foregoing provisions of its By-Laws.

Item 7.   Exemption from Registration Claimed

          Not applicable.

Item 8.   Exhibits

          See Index to Exhibits following the signature pages to this Registration Statement.


Item 9.   Undertakings

     (a) The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-8 or Form S-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing this Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 14th day of January, 1998.

                               Comverse Technology, Inc.
                               (Registrant)



                               By: /s/ Kobi Alexander
                                    Kobi Alexander
                                    President, Chairman of the Board and
                                    Chief Executive Officer

                             POWERS OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Kobi Alexander, William F. Sorin and David Kreinberg, and each of them singly, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement (any of which amendments may make such changes and additions to this Registration Statement as such attorneys-in-fact may deem necessary or appropriate) and to file the same, with all exhibits thereto, and any other documents that may be required in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on January 14, 1998 in the capacities indicated.


/s / Kobi Alexander                     President, Chairman of the
Kobi Alexander                          Board and Chief Executive
                                        Officer and Director
                                       (Principal Executive Officer)


/s/ Igal Nissim                         Chief Financial Officer
Igal Nissim                            (Principal Financial and
                                         Accounting Officer)



/s/ Carmel Vernia                       Chief Operating Officer and
Carmel Vernia                                   Director


/s/ Zvi Alexander                               Director
Zvi Alexander


/s/ Sam Oolie                                   Director
Sam Oolie


/s/ John H. Friedman                            Director
John H. Friedman

/s/ William F. Sorin                            Director
William F. Sorin


/s/ Shaula A. Yemini                            Director
Shaula A. Yemini, Ph.D.

                               EXHIBIT INDEX

EXHIBIT
NUMBER                                  DESCRIPTION

  4.1     Excerpts from certificate of incorporation, as amended. [1]

  4.2     Excerpts from by-laws, as amended. [2]

  4.3     Specimen stock certificate. [3]

  4.4 Indenture dated as of November 30, 1993 from Comverse Technology, Inc. to The Chase Manhattan Bank, N.A., Trustee. [3]

  4.5     Specimen 5-1/4% Convertible Subordinated Debenture due 2003. [3]

  4.6 Indenture dated as of October 4, 1996 from Comverse Technology, Inc. to The Chase Manhattan Bank, N.A., Trustee. [4]

  4.7     Specimen 5-3/4% Convertible Subordinated Debenture due 2005. [5]

  4.8     Boston Technolgy, Inc. 1989 Stock Option Plan.

  4.9     Boston Technology, Inc. 1992 Directors' Stock Option Plan.

  4.10    Boston Technology, Inc. 1994 Stock Incentive Plan.

  4.11    Boston Technology, Inc. 1995 Director Stock Option Plan.

  4.12    Boston Technology, Inc. Amended and Restated 1996 Stock
          Incentive Plan.

  4.13    Comverse Technology, Inc. 1997 Stock Incentive Compensation Plan.

----------------

[1] Incorporated by reference to Exhibits filed with Annual Report on Form 10-K under the Securities Exchange Act of 1934 for the year ended December 31, 1994.

[2] Incorporated by reference to Exhibits filed with Annual Report on Form 10-K under the Securities Exchange Act of 1934 for the year ended December 31, 1992.

[3] Incorporated by reference to Exhibits filed with Annual Report on Form 10-K under the Securities Exchange Act of 1934 for the year ended December 31, 1993.

[4] Incorporated by reference to Exhibits filed with Annual Report on Form 10-K under the Securities Exchange Act of 1934 for the year ended December 31, 1996.

[5]  Included in Exhibit 4.6.

  4.14    Comverse Technology, Inc. 1997 Employee Stock Purchase Plan.

  5.1     Opinion of William F. Sorin, Esq.

  23.1    Consent of William F. Sorin, Esq. (included in Exhibit 5.1).

  23.2    Consent of Deloitte & Touche L.L.P.

                                                                EXHIBIT 4.8


                          BOSTON TECHNOLOGY, INC.

               Amendments to 1989 Incentive Stock Option Plan


          The 1989 Incentive Stock Option Plan (the "Plan") was amended by the Board of Directors of the Company on October 10, 1991, February 5, 1992, and May 13, 1992; the amendments were approved by the stockholders of the Company on July 14, 1992. The Plan was amended to increase the number of shares of common stock available for issuance from 1,500,000 shares to 3,500,000 shares and, further, to authorize the issuance of nonstatutory options (in addition to incentive stock options under the Plan). The following are the amendments made to the Plan:

          1. The title of the Plan is deleted in its entirety and the following title substituted therefor:

                          BOSTON TECHNOLOGY, INC.
                           1989 Stock option Plan

          2. The words "Incentive Stock Option Plan" in the first sentence of Section 1 shall be deleted and replaced with the words "Stock Option Plan."

          3. The words "and its subsidiaries" shall be added to Section 1 after the words "Boston Technology, Inc."

          4. The number "500,000" in the first sentence of Section 2 shall be deleted and the number 3,500,000 substituted therefor.

          5. The following sentence shall be added to the end of Section 2:

     "Options granted pursuant to the Plan may be either incentive stock options ('Incentive Stock Options') meeting the requirements of
     Section 422 of the Internal Revenue Code of 1986, as amended or replaced from time to time (the "Code") or non-statutory options which are not intended to meet the requirements of Section 422 of the Code."

          6. The first sentence of Section 4(a) shall be deleted in its entirety and the following sentence substituted therefor:

     "Options may be granted to persons who are, at the time of grant, employees, officers or directors of, or consultants or advisors to, the Company; provided, that the class of employees to whom Incentive Stock Options may be granted shall be limited to all employees of the Company."

          7. Section 5 shall be deleted in its entirety and the following shall be substituted therefor:

     "Price. The purchase price per share of stock deliverable upon the exercise of an option shall be determined by the Board of Directors, provided, however, that in the case of an Incentive Stock Option, the exercise price shall not be less than 100% of the fair market value of such stock on the date of grant (determined as the closing bid price of such shares on the date of grant, unless no such information is available, and in that event the fair market value will be determined as the closing bid price on the next day that such information is available), or less than 110% of such fair market value in the case of options described in Section 21(b)."

          8. Section 6 shall be deleted in its entirety and the following shall be substituted therefor:

     "Incentive Stock Options, and all options granted to Reporting Persons (as defined under Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act")), shall not be assignable or transferable by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the optionee, shall be exercisable only by the optionee; provided, however, that non-statutory options may be transferred pursuant to a qualified domestic relations order (as defined in Rule 16b-3 of the Exchange Act)."

                  9. Section 8 shall be deleted in its entirety and the following shall be substituted therefor:

         "Duration and Exercise of Options. Each option and all rights thereunder shall expire on such date as shall be set forth in the applicable option agreement, except that, in the case of an Incentive Stock Option, such date shall not be later than ten years after the date on which the option is granted and, in all cases, options shall be subject to earlier termination as provided in the Plan. Each option granted under the Plan shall be exercisable either in full or in installments at such time or times and during such period as shall be set forth in the agreement evidencing such option, subject to the provisions of the Plan."

          10. Section 10 shall be deleted in its entirety and the following shall be substituted therefor:

          "Except as provided in Section 21(d) with respect to Incentive Stock Options, and subject to the provisions of the Plan, the Board of Directors shall determine the period of time during which an optionee may exercise an option following (i) the termination of the optionee's employment or other relationship with the Company or (ii) the death or disability of the optionee. Such periods shall be set forth in the agreement evidencing such option."

          11. The following shall be added as Section 21 to the Plan:

     21. Provisions Applicable to Incentive Stock Options. Options granted under the Plan which are intended to be Incentive Stock Options shall be subject to the following additional terms and conditions:

          (a) Express Designation. All Incentive Stock Options granted under the Plan shall, at the time of grant, be specifically designated as such in the option agreement covering such Incentive Stock Options.

          (b) 10% Shareholder. If any employee to whom an Incentive Stock Option is to be granted under the Plan is, at the time of the grant of such option, the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (after taking into account the attribution of stock ownership rules of Section 424(d) of the Code), then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

                    (i) The purchase price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the fair market value of one share of Common Stock at the time of grant; and

                    (ii) the option exercise period shall not exceed five years from the date of grant.

          (c) Dollar Limitation. For so long as the Code shall so provide, options granted to any employee under the Plan (and any other incentive stock option plans of the Company) which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate fair market value (determined as of the respective date or dates of grant) of more than $100,000.

          (d) Termination of Employment, Death or Disability. No Incentive Stock Option may be exercised unless, at the time of such exercise, the optionee is, and has been continuously since the date of grant of his or her option, employed by the Company, except that:

                    (i) an Incentive Stock Option may be exercised within the period of three months after the date the optionee ceases to be an employee of the Company (or within such lesser period as may be specified in the applicable option agreement), provided, that the agreement with respect to such option may designate a longer exercise period and that the exercise after such three-month period shall be treated as the exercise of a nonstatutory option under the Plan;

                    (ii) if the optionee dies while in the employ of the Company, or within three months after the optionee ceases to be such an employee, the Incentive Stock Option may be exercised by the person to whom it is transferred by will or the laws of descent and distribution within the period of one year after the date of death (or within such lesser period as may be specified in the applicable option agreement); and

                    (iii) if the optionee becomes disabled (within the meaning of Section 22(e)(3) of the Code or any successor provision thereto) while in the employ of the Company, the Incentive Stock Option may be exercised within the period of one year after the date the optionee ceases to be such an employee because of such disability (or within such lesser period as may be specified in the applicable option agreement).

For all purposes of the Plan and any option granted hereunder, "employment" shall be defined in accordance with the provisions of Section 1.421-7(h) of the Income Tax Regulations (or any successor regulations). Notwithstanding the foregoing provisions, no Incentive Stock Option may be exercised after its expiration date.

                          BOSTON TECHNOLOGY, INC.

                      1989 Incentive Stock Option Plan


          1. Purpose of the Plan. This Incentive Stock Option Plan (hereinafter called the "Plan") is intended to advance the interests of Boston Technology, Inc. (hereinafter called the "Company") by providing the participating employees with an added incentive to continue their services to the Company and to intensify their interest in the success of the Company.

          2. Stock Subject to the Plan. There will be authorized for use upon the exercise of options to be granted from time to time under the Plan (hereinafter called "options") an aggregate of 5,000,000 shares of Common Stock of the Company, with a par value of $.001 per share, which shares may be, in whole or in part, as the Board of Directors of The Company (hereinafter called the "Board" or "Board of Directors") shall determine, authorized but unissued shares or issued shares which have been reacquired by the Company.

          3. Stock Option Committee. At the discretion of the Board of Directors, the Plan may be administered by a Stock Option Committee (hereinafter called the "Committee") consisting of two or more directors of the Company designated from time to time by the Board. Subject to the provisions of the Plan, the Committee shall have plenary authority in its discretion to determine the employees of the Company to whom options shall be granted, the number of shares to be covered by each of the options, the option price (consistent with the provisions of Paragraph 5 hereof), the method of exercise of any option as related to exercise in whole or in installments, the time or times at which options shall be granted, to interpret the Plan, and to prescribe, amend, and rescind rules and regulations relating to it. The Board of Directors may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee shall select one of its members as its chairman and shall hold its meetings in such times and places as it shall deem advisable. A majority of its members shall constitute a quorum. All action of the Committee shall be taken by a majority of its members. Any action may be taken by a written instrument signed by a majority of the members and action so taken shall be fully as effective as if it had been taken by a vote of a majority of its members at a meeting duly called and held. The Committee may appoint a secretary, shall keep minutes of its meetings, and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

          4. Participants. The class of employees who shall be eligible to receive options under the Plan shall be full-time and part-time employees who are employees of either Boston Technology, Inc. or any wholly owned subsidiary of the Company. The Board nay, in its discretion, provide that certain options not vest (i.e. become exercisable) until expiration of a certain period of time or until other conditions are satisfied, so long as such conditions are not contrary to this Plan or violative of Section 422A of the Code. No option granted under the Plan shall be, nor shall it be construed to be, a contract of employment or a grant of any right to the optionee to remain in the employ of the Company or any subsidiary. The Company retains the right to terminate the employment of each and every employee optionee at any time for any reason whatsoever, subject only to the terms of any employment agreement entered into with a particular employee. The Board of Directors or the Committee, if such Committee is in existence, shall from time to time designate from among the eligible in dividuals the persons to whom options shall be granted.

          5. Price. The option price or prices of shares offered to any participants under this Plan shall not be less than the fair market value of such shares on the date upon which an option is granted (determined as the closing bid price of such shares on the date of grant, unless no such information is available, and in that event the fair market value will be determined as the closing bid on the next day that such information is available). In the case of an optionee who is also a more than 10% stockholder of the Company, the option price or prices of shares offered shall not be less than 110% of the fair market value of such shares on the date upon which an option is granted. The aggregate fair market value (determined at the time the option is granted) of the shares with respect to which options are exercisable for the first time by the optionee during any calendar year [under all plans relating to incentive stock options, as defined in Section 422A(b) of the Internal Revenue Code of 1986, as amended (the "Code"), maintained by the Company and any parent and/or subsidiary corporation of the Company] shall not exceed one hundred thousand dollars ($100,000).

          6. Non-Transferability of Option. No option granted under the Plan to an employee shall be transferable by him otherwise than by will or the laws of descent and distribution, and such option shall be exercisable, during his lifetime, only by him; provided, that in the event of the legal disability of an optionee, the guardian or personal representative of the optionee may exercise the option if such guardian or personal representative obtains a ruling from the Internal Revenue Service or an opinion of legal counsel to the effect that neither the grant nor the exercise of such power is violative of Section 422A(b)(5) of the Code. Any opinion of counsel must be in a form acceptable to the Board.

          7. When Shares May be Re-optioned. If any option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the shares subject to such option shall be available to be optioned for the purposes of the Plan. Optioned shares which have ceased to be exercisable and have become forfeited under any option may be re-optioned.

          8. Duration and Exercise of Options. Options granted under the Plan may, be of such duration as shall be determined by the Board of Directors or the Committee, but in no event shall an option be exercisable after a period of ten (10) years [five (5) years in the case of a more than 10% stockholder] from the date of grant thereof. An option may be exercised in whole at any time, or in part from time to time, during the option period subject to such limitations and restrictions as may be included in the option. Except as otherwise provided in Paragraph 10 of the Plan, no option may be exercised unless the optionee, at all times during the period beginning on the date of the granting of the option and ending on the day three months before the date of such exercise, was an employee of the Company or of any subsidiary corporation. In no event may an option be exercised in respect of a fractional share.

          9. Method of Exercising Option. (a) Options may be exercised by giving written notice to the Secretary of the Company at its principal office, presently located at One Kendall Square, Building 300, Cambridge, Massachusetts 02139. Each notice shall state the election to exercise the option and the number of shares in respect of which it is being exercised, and shall be signed by the person or persons so exercising the option. Such notice shall either: (i) be accompanied by payment of the full purchase price of such shares, in which event the Company shall, subject to the provisions of subparagraphs (b) and (c) of this Paragraph 9, deliver a certificate or certificates representing such shares as soon as practicable after the notice shall be received, or (ii) fix a date (not less than five nor more than ten business days from the date such notice shall be received by the Company) for the payment of the full purchase price of such shares against delivery, subject to the provisions of subparagraphs (b) and (c) of this Paragraph 9, of a certificate or certificates representing such shares. Payment of such purchase price shall, in either case, be made by bank draft or check payable to the order of the Company, and/or, subject to and in accordance with the rules established by the Committee, by shares of Common Stock of the Company or other property. The certificate or certificates for the shares as to which the option shall have been so exercised shall be registered in the name of the person or persons so exercising the option and shall be delivered as provided above to the person or persons exercising the option. All shares that shall be purchased upon the exercise of the option as provided herein shall be fully paid and non-assessable.

          (b) Unless prior to the exercise of an option the shares of Common Stock issuable upon such exercise have been registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, the notice of exercise shall be accompanied by a representation or agreement of the individual exercising the option to the Company to the effect that such shares are being acquired for investment and not with a view to the resale or distribution thereof and the individual exercising the option shall provide such other documentation as may be required by the Company, unless in the opinion of counsel to the Company such representation, agreement or documentation is not necessary to comply with said Act.

                  (c) Unless the optionee is in compliance  with subsection
(b) of this Paragraph 9, the Company shall not be obligated to issue and deliver any shares of Common Stock until those shares have been listed on each securities exchange on which the Company's Common Stock may then be listed nor until there has been qualification under or compliance with such state or federal laws, rules or regulations as the Company may deem applicable. The Company shall use reasonable efforts to obtain such listing, qualification and compliance.

          10. Severance; Death. (a) In the event that a participant shall cease to be employed by the Company or a subsidiary corporation for any reason other than death or termination for cause, the participant may not exercise any options theretofore granted to him except that the terminated optionee may, within thirteen (13) months after severance, exercise any portion of any options theretofore granted to him which were available to him for exercise under the terms of said options at the time of such severance. If an optionee is on military or sick leave or other bona fide leave of absence (such as temporary employment by the Government), he shall be considered as remaining in the employ of the Company or of a subsidiary corporation for ninety (90) days or such longer period as his right to reemployment is guaranteed either by statute or by contract.

          (b) In the event that a participant shall cease to be employed by the Company or a subsidiary corporation by virtue of termination for cause, any options theretofore granted to the participant shall expire forthwith.

          (c) In the event of the death of a participant while in the employ of the Company or a subsidiary corporation, such amounts of any options theretofore granted to him which shall not have been previously exercised shall be exercisable for a period of nineteen (19) months after the death of the participant by the estate of the participant or by any person who acquires the right to exercise such option by bequest or inheritance or by reason of the death of the participant. Such options may be exercised in the event of the death of the participant irrespective of whether any segment of said options was available for exercise by him as of the date of his death under any terms of the option deferring its exercisability. In the event of the death of a participant within thirteen
(13) months after the termination of his employment, any portion of any options theretofore granted to him which were available to him for exercise under the terms of said options at the time of such termination shall be exercisable, for a period of nineteen (19) months after the termination of the participant, by the estate of the participant or by any person who acquires the right to exercise such option by bequest or inheritance or by reason of the death of the participant.

          (d) In any case contemplated by this Paragraph 10, if any option expires prior to the termination of the periods hereinabove referred to, the option must be exercised prior to its expiration.

          11. Changes in Capital Structure. In the event that the outstanding shares of Common Stock of the Company are hereafter changed or exchanged by reason of reorganization, merger, reclassification, consolidation, recapitalization, split or combination of shares, stock dividend or otherwise, the number and kind of shares of stock of the Company and options then outstanding or to be granted hereunder and the option price shall be appropriately adjusted by the Board of Directors or the Committee. The existence of the Plan or of options thereunder shall not, however, prevent any such change or exchange.

          12. Effective Date and Termination of the Plan. The Plan shall become effective upon adoption by the Board of Directors. The Plan shall be submitted for approval and ratification by the shareholders of the Company at a meeting which shall be held within twelve months before or after the date the Plan is adopted by the Board of Directors. The Plan shall terminate ten years from the date of the adoption of the Plan or from the date the Plan is approved by the shareholders, whichever is earlier.

          13. Amendment of the Plan. The Plan may at any time, or from time to time, be modified or amended by the Board of Directors or the Committee, as the case may be, in such respects as: (a) to conform to any change in the applicable law; or (b) in any other respect except as hereinafter provided. An amendment to the Plan may not at any time affect: (1) the maximum number of shares for which options may be granted under the Plan,
(2) the periods during which options may be granted or exercised, or (3) the provisions relating to adjustments to be made upon changes in capitalization, until such amendment has been approved by the shareholders of the Company. The termination or any modification of the Plan shall not, without the consent of a participant, affect his rights under an option theretofore granted to him.

          14. Administration of the Plan. The Plan shall be administered by the Committee, if elected, and so empowered under the provisions of the Plan, and, if not elected, under the supervision of the Board of Directors.

          15. Rights as a Shareholder. The optionee shall have no rights as a shareholder with respect to any shares covered by his option until the date of the issuance of such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance other than dividends payable in stock which shall be adjusted in accordance with Paragraph 11 hereof.

          16. Use of Proceeds. The proceeds from the sale of shares pursuant to options granted under the Plan shall constitute general funds of the Company.

          17. Restriction on Issuance of Shares. The Company shall not be obligated to sell or issue any shares pursuant to any agreement if the issuance of such shares would constitute a violation of any statute, regulation or order respecting the issuance of such shares.

                  18. Sale of Shares. In the event the shares subject to options granted or to be granted pursuant to the Plan have not been registered under the Securities Act of 1933, as amended, any transfer or sale thereof shall be subject to compliance with the rules and regulations promulgated pursuant to such Act and with this Plan, including subsection
(b) of Paragraph 9 hereof.

          19. Notification by Optionee who Fails to Meet the Holding Period Requirements. Any optionee who sells shares received pursuant to the exercise of an option granted hereunder: (a) prior to the expiration of a one (1) year period measured from the date of transfer of such shares to him, or a two (2) year period measured from the date such options were granted, or who, (b) at all times during the period beginning on the date of the granting of the option and ending on the day three (3) months before the date of such exercise, was not an employee of the Company or any parent or subsidiary corporation, which sale(s) may result in ordinary income to such optionee, shall notify the Company in writing within twenty days of each such sale.

          20. Certain Definitions. As used herein, the terms "subsidiary" and "subsidiary corporation," and "parent" and "parent corporation" shall mean any present or future subsidiary or parent corporation, respectively, of the Company coming within the respective definitions of "subsidiary corporation" and "parent corporation" contained in Section 425 of the Code. The term "Common Stock" shall, except as otherwise indicated by the context, mean the shares of Common Stock of the Company as authorized at the date hereof. The term "10% stockholder" shall mean an individual who owns, at the time the option is granted, ten percent (10%) or more of the total combined voting power of all classes of stock of the Company or a subsidiary of the Company. For the purposes of determining stock ownership, the attribution rules of Section 425(d) of the Code shall apply.


Attest:                          BOSTON TECHNOLOGY, INC.


                                 By:
---------------------------         -----------------------------------
William J. Burke, Secretary         Greg C. Carr, President

                                                                EXHIBIT 4.9

                          BOSTON TECHNOLOGY, INC.

                     1992 Directors' Stock Option Plan


          1. Purpose. The purpose of this 1992 Directors' Stock Option Plan (the "Plan") of Boston Technology, Inc. (the "Company") is to encourage ownership in the Company by outside (nonemployee) directors of the Company whose continued services are considered essential to the Company's future progress and to provide them with a further incentive to serve as directors of the Company. Except where the context otherwise requires, the term "Company" shall include all present and future subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended from time to time (the "Code").

          2. Administration. The Plan will be administered by the Board of Directors of the Company, whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. Grants of stock options under the Plan and the amount and nature of the awards to be granted shall be automatic and nondiscretionary in accordance with Section
5. However, all questions of interpretation of the Plan or of any options issued under it shall be determined by the Board of Directors and such determination shall be final and binding upon all persons having an interest in the Plan. No director shall be liable for any action or determination under the Plan made in good faith.

          3. Participation in the Plan. Directors of the Company who are not employees of the Company shall be eligible to be granted options under the Plan.

          4. Stock Subject to the Plan. (a) The maximum number of shares which may be issued under the Plan shall be 135,000 shares of the Company's Common Stock, $.001 par value per share ("Common Stock"), subject to adjustment as provided in Section 9.

          (b) If any outstanding option under the Plan for any reason expires or is terminated without having been exercised in full, the shares allocable to the unexercised portion of such option shall again become available for grant pursuant to the Plan.

          (c) All options granted under the Plan shall be nonstatutory options which are not intended to meet the requirements of Section 422 of the Code.

          5. Terms, Conditions and Form of Option Agreements. Each option granted under the Plan shall be evidenced by a written agreement in such form as the Board of Directors shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

          (a) Option Grant Dates. Options shall be granted automatically to all eligible directors as follows: each eligible director shall be granted an option to purchase 15,000 shares of Common Stock on each March 1 from March 1, 1992, through and including March 1, 1994, provided he or she is an eligible director on the date of grant.

          (b) Option Exercise Price. The option exercise price per share for each option granted under the Plan shall equal (i) the closing sale price per share of the Company's Common Stock on the NASDAQ National Market System (or, if the Company is traded on a nationally recognized securities exchange on the date of grant, the reported closing sale price per share of the Company's Common Stock by such exchange) on the date of grant (or if no such price is reported on such date, such price as reported on the nearest preceding day) or (ii) if the Common Stock is not traded on NASDAQ or an exchange, the fair market value per share on the date of grant as determined by the Board of Directors.

          (c) Options Nontransferable. Each option granted under the Plan by its terms shall not be transferable by the optionee otherwise than by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order (as defined in Section 414(p) of the Code), and shall be exercised during the lifetime of the optionee only by such optionee. No option or interest therein may be transferred, assigned, pledged or hypothecated by the optionee during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

          (d) Exercise Period. Each option granted pursuant to Section 5(a) above shall be immediately exercisable in full upon grant; provided, however, that (i) no option granted under the Plan may be exercised more than six months after the optionee ceases to serve as a director of the Company, (ii) all options granted under the Plan shall terminate on the tenth anniversary of the date of grant and (iii) all options granted under the Plan are subject to Section 12(a) below.

          (e) Exercise Procedure. Options may be exercised only by written notice to the Company at its principal office accompanied by payment in cash of the full consideration for the shares as to which they are exercised.

          (f) Payment of Purchase Price. Payment of the exercise price may be made, at the election of the optionee, (i) by delivery of cash or a check to the order of the Company in an amount equal to the exercise price, (ii) by delivery to the Company of shares of Common Stock of the Company already owned and held by the optionee for at least 12 months and having a fair market value equal in amount to the exercise price of the options being exercised, or (iii) by any combination of such methods of payment. The fair market value of any shares of Common Stock which may be delivered upon exercise of an option shall be determined by the Company as of the date that such shares are delivered.

          6. Assignments. The rights and benefits under the Plan may not be assigned except as provided in Section 5.

          7. Time for Granting Options. All options for shares subject to the Plan shall be granted, if at all, not later than December 31, 1994.

          8. Limitation of Rights. (a) No Right to Continue as a Director. Neither the Plan, nor the granting of an option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a director for any period of time.

          (b) No Stockholder Rights for Options. An optionee shall have no rights as a stockholder with respect to the shares covered by his or her option until the date of the issuance to him or her of a stock certificate therefor, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate is issued.

          9. Changes in Common Stock. (a) If the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock, or other securities, an appropriate and proportionate adjustment will be made in (i) the maximum number and kind of shares reserved for issuance under the Plan, (ii) the number and kind of shares or other securities subject to then outstanding options under the Plan and (iii) the price for each share subject to any then outstanding options under the Plan, without changing the aggregate purchase price as to which such options remain exercisable. No fractional shares will be issued under the Plan on account of any such adjustments.

          (b) In the event that the Company is merged or consolidated into or with another corporation (in which consolidation or merger the stockholders of the Company receive distributions of cash or securities of another issuer as a result thereof), or in the event that all or substantially all of the assets of the Company are acquired by any other person or entity, or in the event of a reorganization or liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, shall, as to outstanding options, either (i) provide that such options shall be assumed, or equivalent options shall be substituted, by the acquiring or successor corporation (or an affiliate thereof), or (ii) upon written notice to the optionees, provide that all unexercised options will terminate immediately prior to the consummation of such merger, consolidation, acquisition, reorganization or liquidation unless exercised by the optionee within a specified number of days following the date of such notice.

          10. Amendment of the Plan. The Board of Directors may suspend or discontinue the Plan or amend it in any respect whatsoever; provided, however, that without approval of the stockholders of the Company no revision or amendment shall change the number of shares subject to the Plan (except as provided in Section 9), change the designation of the class of directors eligible to receive options, or materially increase the benefits accruing to participants under the Plan. The Plan may not be amended more than once in any six-month period.

          11. Notice. Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Treasurer of the Company and shall become effective when it is received.

          12. Miscellaneous Provisions. (a) Effective Date. The Plan shall become effective when approved by the Company's stockholders. No option granted under the Plan may be exercised prior to such approval, and in the event such approval is not obtained all options granted hereunder shall immediately terminate.

          (b) Termination. The Plan shall terminate upon the earlier of (i) December 31, 1994, or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise of options granted under the Plan. If the date of termination is determined under (i) above, then options outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

          (c) Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware.

          Adopted by the Board of Directors on February 5, 1992.

                          BOSTON TECHNOLOGY, INC.
                     1992 DIRECTORS' STOCK OPTION PLAN
                                 Amendment

          Section 4(a) of the 1992 Directors' Stock Option Plan of Boston Technology, Inc. is amended to increase the number of shares authorized to be issued under said Plan from 135,000 shares to 150,000 shares.

          "(a) The maximum number of shares which may be issued under the Plan shall be 150,000 shares of the Company's common stock, $.001 par value per share ('Common Stock'), subject to adjustment as provided in Section 9."

                                                               EXHIBIT 4.10

                          BOSTON TECHNOLOGY, INC.

1994 Stock Incentive Plan


          1. Purpose. The purpose of this Stock Incentive Plan (the "Plan") is to advance the interests of Boston Technology, Inc. by enhancing its ability to attract and retain key employees, consultants and others who are in a position to contribute to the Company's future growth and success.

          2. Definitions. "Award" means any Option, Stock Appreciation Right, Performance Share, Restricted Stock or Unrestricted Stock awarded under the Plan.

          "Board" means the Board of Directors of the Company.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Committee" means a committee of not less than two members of the Board appointed by the Board to administer the Plan, provided that if and when the Common Stock is registered under Section 12 of the Securities Exchange Act of 1934, each member of the Committee shall be a "disinterested person" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 ("Rule 16b3").

          "Common Stock" or "Stock" means the Common Stock, $.01 par value per share, of the Company.

          "Company" means Boston Technology, Inc. and, except where the content otherwise requires, all present and future subsidiaries of the Company as defined in Sections 424(f) of the Code.

          "Designated Beneficiary" means the beneficiary designated by a Participant, in a manner determined by the Board, to receive amounts due or exercise rights of the Participant in the event of the Participant's death. In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

          "Fair Market Value" means, with respect to Common Stock or any other property, the fair market value of such property as determined by the Board in good faith or in the manner established by the Board from time to time.

          "Incentive Stock Option" means an option to purchase shares of Common Stock awarded to a Participant under Section 6 which is intended to meet the requirements of Section 422 of the Code or any successor provision.

          "Nonstatutory Stock Option" means an option to purchase shares of Common Stock awarded to a Participant under Section 6 which is not intended to be an Incentive Stock Option.

          "Option" means an Incentive Stock Option or a Nonstatutory Stock
Option.

          "Participant" means a person selected by the Board to receive an Award under the Plan.

          "Performance Shares" mean shares of Common Stock which may be earned by the achievement of performance goals awarded to a Participant under Section 8.

          "Reporting Person" means a person subject to Section 16 of the Securities Exchange Act of 1934 or any successor provision.

          "Restricted Period" means the period of time selected by the Board during which shares subject to a Restricted Stock Award may be repurchased by or forfeited to the Company.

          "Restricted Stock" means shares of Common Stock awarded to a Participant under Section 9.

          "Stock Appreciation Right" or "SAR" means a right to receive any excess in Fair Market Value of shares of Common Stock over the exercise price awarded to a Participant under Section 7.

          "Unrestricted Stock" means shares of Common Stock awarded to a Participant under Section 9(c).

          3. Administration. The Plan will be administered by the Board. The Board shall have authority to make Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable from time to time, and to interpret the provisions of the Plan. The Board's decisions shall be final and binding. No member of the Board shall be liable for any action or determination relating to the Plan made in good faith. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to make Awards to Participants who are not Reporting Persons and all determinations under the Plan with respect thereto, provided that the Board shall fix the maximum amount of such Awards to be made by such executive officers and a maximum amount for any one Participant. To the extent permitted by applicable law, the Board may appoint a Committee to administer the Plan and, in such event, all references to the Board in the Plan shall mean such Committee or the Board. All decisions by the Board or the Committee pursuant to the Plan shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.

          4. Eligibility. All of the Company's employees, officers, directors, consultants and advisors who are expected to contribute to the Company's future growth and success, other than persons who have irrevocably elected not to be eligible, are eligible to be Participants in the Plan. The maximum number of shares of Common Stock which may be the subject of Awards made to any one employee under the Plan shall be 100,000 shares of Common Stock. For this purpose, the grant of new Awards in substitution for outstanding Awards shall be deemed to constitute a new grant of additional Awards separate from the original grant of Awards that are to be canceled. Incentive Stock Options may be awarded only to persons eligible to receive Incentive Stock Options under the Code.

          5. Stock Available for Awards. (a) Subject to adjustment under subsection (b) below, Awards may be made under the Plan for up to 1,500,000 shares of Common Stock. If any Award in respect of shares of Common Stock expires or is terminated unexercised or is forfeited for any reason or settled in a manner that results in fewer shares outstanding than were initially awarded, the shares subject to such Award or so surrendered, as the case may be, to the extent of such expiration, termination, forfeiture or decrease, shall again be available for award under the Plan, subject, however, in the case of Incentive Stock Options, to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

          (b) In the event that the Board, in its sole discretion, determines that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or other similar transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan, then the Board, subject, in the case of Incentive Stock Options, to any limitation required under the Code, shall equitably adjust any or all of (i) the number and kind of shares in respect of which Awards may be made under the Plan, (ii) the number and kind of shares subject to outstanding Awards, and
(iii) the award, exercise or conversion price with respect to any of the foregoing, and if considered appropriate, the Board may make provision for a cash payment with respect to an outstanding Award, provided that the number of shares subject to any Award shall always be a whole number.

          (c) The Board may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who concurrently become employees of the Company as a result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a subsidiary of property or stock of the employing corporation. The substitute Awards shall be granted on such terms and conditions as the Board considers appropriate in the circumstances. The shares which may be delivered under such substitute Awards shall be in addition to the maximum number of shares provided for in
Section 5(a) only to the extent that the substitute Awards are both (i) granted to persons whose relationship to the Company does not make (and is not expected to make) them Reporting Persons; and (ii) granted in substitution for awards issued under a plan approved, to the extent then required under Rule 16b-3, by the stockholders of the entity which issued such predecessor awards.

          6. Stock Options. (a) General. (i) Subject to the provisions-of the Plan, the Board may award Incentive Stock Options and Nonstatutory Stock Options, and determine the number of shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the option. The terms and conditions of Incentive Stock Options shall be subject to and comply with Section 422 of the Code, or any successor provision, and any regulations thereunder.

          (ii) The Board shall establish the exercise price at the time each Option is awarded. In the case of Incentive Stock Options, such price shall not be less than 100% of the Fair Market Value of the Common Stock on the date of award.

          (iii) Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable Award or thereafter. The Board may impose such conditions with respect to the exercise of Options, including conditions relating to applicable Federal or state securities laws, as it considers necessary or advisable.

          (iv) Options granted under the Plan may provide for the payment of the exercise price by delivery of cash or check in an amount equal to the exercise price of such Options or, to the extent permitted by the Board at or after the award of the Option, by (A) delivery of shares of Common Stock owned by the optionee for at least six months (or such shorter period as is approved by the Board), valued at their Fair Market Value, (B) delivery of a promissory note of the optionee to the Company on terms determined by the Board, (C) delivery of an irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price or delivery of irrevocable instructions to a broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price, (D) payment of such other lawful consideration as the Board may determine, or (E) any combination of the foregoing.

          (v) The Board may provide for the automatic award of an Option upon the delivery of shares to the Company in payment of the exercise price of an Option for up to the number of shares so delivered.

          (vi) The Board may at any time accelerate the time at which all or any part of an Option may be exercised.

          (b) Incentive Stock Options. Options granted under the Plan which are intended to be Incentive Stock Options shall be subject to the following additional terms and conditions:

          (i) All Incentive Stock Options granted under the Plan shall, at the time of grant, be specifically designated as such in the option agreement covering such Incentive Stock Options. The Option exercise period shall not exceed 10 years from the date of grant.

          (ii) If any employee to whom an Incentive Stock Option is to be granted under the Plan is, at the time of the grant of such option, the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (after taking into account the attribution of stock ownership rule of Section 424(b) and of the Code), then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

               (x) The purchase price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the Fair Market Value of one share of Common Stock at the time of grant; and

               (y) The option exercise period shall not exceed five years from the date of grant.

          (iii) For so long as the Code shall so provide, options granted to any employee under the Plan (and any other incentive stock option plans of the Company) which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate Fair Market Value (determined as of the respective date or dates of grant) of more than $100,000.

          (iv) No Incentive Stock Option may be exercised unless, at the time of such exercise, the Participant is, and has been continuously since the date of grant of his or her option, employed by the Company, except that:

               (x) an Incentive Stock Option may be exercised within the period of three months after the date the Participant ceases to be an employee of the Company (or within such lesser period as may be specified in the applicable option agreement); provided, that the agreement with respect to such Option may designate a longer exercise period and that the exercise after such three-month period shall be treated as the exercise of a Nonstatutory Stock Option under the Plan;

               (y) if the Participant dies while in the employ of the Company, or within three months after the Participant ceases to be such an employee, the Incentive Stock Option may be exercised by the Participant's Designated Beneficiary within the period of one year after the date of death (or within such lesser period as may be specified in the applicable Option agreement); and

               (z) if the Participant becomes disabled (within the meaning of Section 22(e)(3) of the Code or any successor provision thereto) while in the employ of the Company, the Incentive Stock Option may be exercised within the period of one year after the date of death (or within such lesser period as may be specified in the Option agreement).

For all purposes of the Plan and any option granted hereunder, "employment" shall be defined in accordance with the provisions of Section 1.421-7(h) of the Income Tax Regulations (or any successor regulations). Notwithstanding the foregoing provisions, no Incentive Stock Option may be exercised after its expiration date.

          7. Stock Appreciation Rights. (a) The Board may grant Stock Appreciation Rights entitling recipients on exercise of the SAR to receive an amount, in cash or Stock or a combination thereof (such form to be determined by the Board), determined in whole or in part by reference to appreciation in the Fair Market Value of the Stock between the date of the Award and the exercise of the Award. A Stock Appreciation Right shall entitle the Participant to receive, with respect to each share of Stock as to which the SAR is exercised, the excess of the share's Fair Market Value on the date of exercise over its Fair Market Value on the date the SAR was granted. The Board may also grant Stock Appreciation Rights that provide that, following a change in control of the Company (as defined by the Board at the time of the Award), the holder of such SAR will be entitled to receive, with respect to each share of Stock subject to the SAR, an amount equal to the excess of a specified value (which may include an average of values) for a share of Stock during a period preceding such change in control over the Fair Market Value of a share of Stock on the date the SAR was granted.

          (b) Stock Appreciation Rights may be granted in tandem with, or independently of, Options granted under the Plan. A Stock Appreciation Right granted in tandem with an Option which is not an Incentive Stock Option may be granted either at or after the time the Option is granted. A Stock Appreciation Right granted in tandem with an Incentive Stock Option may be granted only at the time the Option is granted.

          (c) When Stock Appreciation Rights are granted in tandem with Options, the following provisions will apply:

          (i) The Stock Appreciation Right will be exercisable only at such time or times, and to the extent, that the related Option is exercisable and will be exercisable in accordance with the procedure required for exercise of the related Option.

          (ii) The Stock Appreciation Right will terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the Stock Appreciation Right.

          (iii) The Option will terminate and no longer be exercisable upon the exercise of the related Stock Appreciation Right.

          (iv) The Stock Appreciation Right will be transferable only with the related Option.

          (v) A Stock Appreciation Right granted in tandem with an Incentive Stock Option may be exercised only when the market price of the Stock subject to the Option exceeds the exercise price of such option.

          (d) A Stock Appreciation Right not granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Board may specify.

          (e) The Board may at any time accelerate the time at which all or any part of the SAR may be exercised.

          8. Performance Shares. (a) The Board may make Performance Share Awards entitling recipients to acquire shares of Stock upon the attainment of specified performance goals. The Board may make Performance Share Awards independent of or in connection with the granting of any other Award under the Plan. The Board in its sole discretion shall determine the performance goals applicable under each such Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded Performance Shares; provided, however, that the Board may rely on the performance goals and other standards applicable to other performance plans of the Company in setting the standards for Performance Share Awards under the Plan.

          (b) Performance Share Awards and all rights with respect to such Awards may not be sold, assigned, transferred, pledged or otherwise encumbered.

          (c) A Participant receiving a Performance Share Award shall have the rights of a stockholder only as to shares actually received by the Participant under the Plan and not with respect to shares subject to an Award but not actually received by the Participant. A Participant shall be entitled to receive a stock certificate evidencing the acquisition of shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the agreement evidencing the Performance Share Award.

          (d) The Board may at any time accelerate or waive any or all of the goals, restrictions or conditions imposed under any Performance Share Award.

          9. Restricted and Unrestricted Stock. (a) The Board may grant Restricted Stock Awards entitling recipients to acquire shares of Stock, subject to the right of the Company to repurchase all or part of such shares at their purchase price (or to require forfeiture of such shares if purchased at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable Restricted Period or Restricted Periods established by the Board for such Award. Conditions for repurchase (or forfeiture) may be based on continuing employment or service or achievement of preestablished performance or other goals and objectives.

          (b) Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Board, during the applicable Restricted Period. Shares of Restricted Stock shall be evidenced in such manner as the Board may determine. Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the Restricted Period, the Company (or such designee) shall deliver such certificates to the Participant or if the Participant has died, to the Participant's Designated Beneficiary.

          (c) The Board may, in its sole discretion, grant (or sell at a purchase price determined by the Board, which shall not be lower than 85% of Fair Market Value on the date of sale) to Participants shares of Stock free of any restrictions under the Plan ("Unrestricted Stock").

          (d) The purchase price for each share of Restricted Stock and Unrestricted Stock shall be determined by the Board of Directors and may not be less than the par value of the Common Stock. Such purchase price may be paid in the form of past services or such other lawful consideration as is determined by the Board.

          (e) The Board may at any time accelerate the expiration of the Restricted Period applicable to all, or any particular, outstanding shares of Restricted Stock.

          10. General Provisions Applicable to Awards. (a) Applicability of Rule 16b-3. Those provisions of the Plan which make an express reference to Rule 16b-3 shall apply to the Company only at such time as the Company's Common Stock is registered under the Securities Exchange Act of 1934, or any successor provision, and then only to Reporting Persons.

          (b) Reporting Person Limitations. Notwithstanding any other provision of the Plan, to the extent required to qualify for the exemption provided by Rule 16b-3, (i) any Option, SAR, Performance Share Award or other similar right related to an equity security issued under the Plan to a Reporting Person shall not be transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I or the Employee Retirement Income

Security Act ("ERISA"), or the rules thereunder, and shall be exercisable during the Participant's lifetime only by the Participant or the Participant's guardian or legal representative, and (ii) the selection of a Reporting Person as a Participant and the terms of his or her Award shall be determined only in accordance with the applicable provisions of Rule 16b-3.

          (c) Documentation. Each Award under the Plan shall be evidenced by an instrument delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Board considers necessary or advisable. Such instruments may be in the form of agreements to be executed by both the Company and the Participant, or certificates, letters or similar documents, acceptance of which will evidence agreement to the terms thereof and of this Plan.

          (d) Board Discretion. Each type of Award may be made alone, in addition to or in relation to any other type of Award. The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Board at the time of award or at any time thereafter.

          (e) Termination of Status. Subject to the provisions of Section 6(b)(iv), the Committee shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other termination of employment or other status of a Participant and the extent to which, and the period during which, the Participant's legal representative, guardian or Designated Beneficiary may exercise rights under such Award.

          (f) Mergers, Etc. In the event of a consolidation, merger or other reorganization in which all of the outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity (an "Acquisition"), or in the event of a liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions as to outstanding Awards: (i) provide that such Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) on such terms as the Board determines to be appropriate, (ii) upon written notice to Participants, provide that all unexercised Options or SARs will terminate immediately prior to the consummation of such transaction unless exercised by the Participant within a specified period following the date of such notice, (iii) in the event of an Acquisition under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the Acquisition (the "Acquisition Price"), make or provide for a cash payment to Participants equal to the difference between (A) the Acquisition Price times the number of shares of Common Stock subject to outstanding Options or SARs (to the extent then exercisable at prices not in excess of the Acquisition Price) and (B) the aggregate exercise price of all such outstanding options or SARs in exchange for the termination of such options and SARS, and (iv) provide that all or any outstanding Awards shall become exercisable or realizable in full prior to the effective date of such Acquisition.

          (g) Withholding. The Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. In the Board's discretion, and subject to such conditions as the Board may establish, such tax obligations may be paid in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.

          (h) Foreign Nationals, Awards may be made to Participants who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in the Plan as the Board considers necessary or advisable to achieve the purposes of the Plan or comply with applicable laws.

          (i) Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization and converting an Incentive Stock Option to a Nonstatutory Stock Option; provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

          (j) Cancelation and New Grant of Options. The Board of Directors shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, (i) the cancelation of any or all outstanding Options under the Plan and the grant in substitution therefor of new Options under the Plan covering the same or different numbers of shares of Common Stock and having an option exercise price per share which may be lower or higher than the exercise price per share of the canceled Options or (ii) the amendment of the terms of any and all outstanding Options under the Plan to provide an option exercise price per share which is higher or lower than the then current exercise price per share of such outstanding Options.

          (k) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan (i) until all conditions of the Award have been satisfied or removed, (ii) until, in the opinion of the Company's counsel, all applicable Federal and state laws and regulations have been complied with, (iii) if the outstanding Stock is at the time listed on any stock exchange, until the shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of notice of issuance, and (iv) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company's counsel. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.

          11. Miscellaneous. (a) No Right to Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or service for the Company. The Company expressly reserves the right at any time to dismiss a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

          (b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed under the Plan until he or she becomes the record holder thereof.

          (c) Exclusion from Benefit Computations. No amounts payable upon exercise of Awards granted under the Plan shall be considered salary, wages or compensation to Participants for purposes of determining the amount or nature of benefits that Participants are entitled to under any insurance, retirement or other benefit plans or programs of the Company.

          (d) Effective Date and Term. (i) Effective Date. The Plan shall become effective when adopted by the Board of Directors, but no Incentive Stock Option granted under the Plan shall become exercisable unless and until the Plan shall have been approved by the Company's stockholders. If such stockholder approval is not obtained within 12 months after the date of the Board's adoption of the Plan, no Options previously granted under the Plan shall be deemed to be Incentive Stock Options and no Incentive Stock Options shall be granted thereafter. Amendments to the Plan not requiring stockholder approval shall become effective when adopted by the Board of Directors; amendments requiring stockholder approval shall become effective when adopted by the Board of Directors, but no Incentive Stock Option granted after the date of such amendment shall become exercisable (to the extent that such amendment to the Plan was required to enable the Company to grant such Incentive Stock Option to a particular optionee) unless and until such amendment shall have been approved by the Company's stockholders. If such stockholder approval is not obtained within 12 months of the Board's adoption of such amendment, any Incentive Stock Options granted on or after the date of such amendment shall terminate to the extent that such amendment to the Plan was required to enable the Company to grant such Option to a particular optionee. Subject to the limitations set forth in this Section 11(d), Awards may be made under the Plan at any time after the effective date and before the date fixed for termination of the Plan.

          (ii) Termination. The Plan shall terminate upon the earlier of
(i) the close of business on the day next preceding the tenth anniversary of the date of its adoption by the Board of Directors, or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to Awards under the Plan. Awards outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such Awards.

          (e) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time; provided that no amendment shall be made without stockholder approval if such approval is necessary to comply with any applicable tax or regulatory requirement, including any requirements for compliance with Rule 16b-3. Prior to any such approval, Awards may be made under the Plan expressly subject to such approval.

          (f) Governing Law. The provisions of the Plan shall be governed by and interpreted in accordance with the laws of the State of Delaware.

                                                               EXHIBIT 4.11

                          BOSTON TECHNOLOGY, INC.

                      1995 Director Stock Option Plan


          1. Purpose. The purpose of this 1995 Director Stock Option Plan (the "Plan") of Boston Technology, Inc. (the "Company") is to encourage ownership in the Company by outside (non-employee) directors of the Company whose continued services are considered essential to the Company's future progress and to provide them with a further incentive to serve as directors of the Company.

          2. Administration. The Plan will be administered by the Board of Directors of the Company, whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. Grants of stock options under the Plan and the amount and nature of the awards to be granted shall be automatic and nondiscretionary in accordance with Section
5. However, all questions of interpretation of the Plan or of any options issued under it shall be determined by the Board of Directors and such determination shall be final and binding upon all persons having an interest in the Plan. No director shall be liable for any action or determination under the Plan made in good faith.

          3. Participation in the Plan. Directors of the Company who are not employees of the Company shall be eligible to be granted options under the Plan; provided that, in any event, no options under the Plan shall be granted to Gregory C. Carr.

          4. Stock Subject to the Plan. (a) The maximum number of shares which may be issued under the Plan shall be 180,000 shares of the Company's Common Stock, $.001 par value per share ("Common Stock"), subject to adjustment as provided in Section 9.

          (b) If any outstanding option under the Plan for any reason expires or is terminated without having been exercised in full, the shares allocable to the unexercised portion of such option shall again become available for grant pursuant to the Plan.

          (c) All options granted under the Plan shall be nonstatutory options which are not intended to meet the requirements of Section 422 of the Code.

          5. Terms, Conditions and Form of Option Agreements. Each option granted under the Plan shall be evidenced by a written agreement in such form as the Board of Directors shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

          (a) Option Grant Dates. Options shall be granted automatically to all eligible directors as follows:

          (i) each eligible director shall be granted an option to purchase 30,000 shares of Common Stock on March 1, 1995; and

          (ii) upon the initial election of any eligible director as a director of the Company, such director shall be granted an option to purchase 30,000 shares of Common Stock.

          (b) Option Exercise Price. The option exercise price per share for each option granted under the Plan shall equal (i) the closing sale price per share of the

Company's Common Stock on the Nasdaq National Market (or, if the Company is traded on a nationally recognized securities exchange on the date of grant, the reported closing sale price per share of the Company's Common Stock by such exchange) on the date of grant (or if no such price is reported on such date, such price as reported on the nearest preceding day) or (ii) if the Common Stock is not traded on the Nasdaq National Market or an exchange, the fair market value per share on the date of grant as determined by the Board of Directors.

          (c) Options Nontransferable. Each option granted under the Plan by its terms shall not be transferable by the optionee otherwise than by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order (as defined in Section 414(p) of the Code), and shall be exercised during the lifetime of the optionee only by such optionee. No option or interest therein may be transferred, assigned, pledged or hypothecated by the optionee during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

          (d) Exercise Period. Each option granted pursuant to Section 5(a) above shall become exercisable on a cumulative basis as to one-third of the shares subject to the option on the date of each of the first, second and third annual meeting of stockholders of the Company following the date of grant; provided, however, that (i) no option granted under the Plan may be exercised more than three years after the date the optionee ceases to serve as a director of the Company, (ii) all options granted under the Plan shall terminate on the tenth anniversary of the date of grant and (iii) all options granted under the Plan are subject to Section 12(a) below.

          (e) Exercise Procedure. Options may be exercised only by written notice to the Company at its principal office accompanied by payment in cash of the full consideration for the shares as to which they are exercised.

          (f) Payment of Purchase Price. Payment of the exercise price may be made, at the election of the optionee, (i) by delivery of cash or a check to the order of the Company in an amount equal to the exercise price,
(ii) by delivery to the Company of shares of Common Stock of the Company already owned and held by the optionee for at least twelve months and having a fair market value equal in amount to the exercise price of the options being exercised, or (iii) by any combination of such methods of payment. The fair market value of any shares of Common Stock that may be delivered upon exercise of an option shall be determined by the Company as of the date that such shares are delivered.

          6. Assignments. The rights and benefits under the Plan may not be assigned, whether voluntarily or by operation of law, except as provided in
Section 5(c).

          7. Time for Granting Options. All options for shares subject to the Plan shall be granted, if at all, not later than December 31, 1998.

          8. Limitation of Rights. (a) No Right to Continue as a Director. Neither the Plan, nor the granting of an option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a director for any period of time.

          (b) No Stockholder Rights for Options. An optionee shall have no rights as a stockholder with respect to the shares covered by his or her option until the date of the issuance to him or her of a stock certificate therefor, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate is issued.

          9. Changes in Common Stock. (a) If the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock, or other securities, an appropriate and proportionate adjustment will be made in (i) the maximum number and kind of shares reserved for issuance under the Plan, (ii) the number and kind of shares or other securities subject to then outstanding options under the Plan and (iii) the price for each share subject to any then outstanding options under the Plan, without changing the aggregate purchase price as to which such options remain exercisable. No fractional shares will be issued under the Plan on account of any such adjustments.

          (b) In the event that the Company is merged or consolidated into or with another corporation (in which consolidation or merger the stockholders of the Company receive distributions of cash or securities of another issuer as a result thereof), or in the event that all or substantially all of the assets of the Company are acquired by any other person or entity or in the event of a reorganization or liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, shall, as to outstanding options, either (i) provide that such options shall be assumed, or equivalent options shall be substituted, by the acquiring or successor corporation (or an affiliate thereof), or (ii) upon written notice to the optionees, provide that all unexercised options will terminate immediately prior to the consummation of such merger, consolidation, acquisition, reorganization or liquidation unless exercised by the optionee within a specified number of days following the date of such notice.

          10. Amendment of the Plan. The Board of Directors may suspend or discontinue the Plan or amend it in any respect whatsoever; provided, however, that without approval of the stockholders of the Company no revision or amendment shall change the number of shares subject to the Plan (except as provided in Section 9), change the designation of the class of directors eligible to receive options, or materially increase the benefits accruing to participants under the Plan. The Plan may not be amended more than once in any six-month period.

          11. Notice. Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Treasurer of the Company and shall become effective when it is received.

          12. Miscellaneous Provisions. (a) Effective Date. The Plan shall become effective when approved by the Company's stockholders. No option granted under the Plan may be exercised prior to such approval, and in the event such approval is not obtained all options granted hereunder shall immediately terminate.

          (b) Termination. The Plan shall terminate upon the earlier of (i) December 31, 1998, or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise of options granted under the Plan. If the date of termination is determined under (i) above, then options outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

          (c) Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware.

                                   Adopted by the Board of
                                   Directors on March 1, 1995

1995 Director Stock Option Plan

FURTHER
RESOLVED: That Section 4(a) of the Company's 1995 Director Stock Option
          Plan be and hereby is amended and restated in its entirety to read as follows:

          "(a) The maximum number of shares which may be issued under the Plan shall be 300,000 shares of the Company Common Stock, $.001 par value per share ("Common Stock"), subject to adjustment as provided in Section 9."

FURTHER
RESOLVED: That Section 5(a) of the Company's 1995 Director Stock Option
          Plan be and hereby is amended and restated in its entirety to read as follows:

          "(a) Option Grant Dates. Options shall be granted automatically to all eligible directors as follows:

               (i) each eligible director shall be granted an option to purchase 30,000 shares of Common Stock on March 1, 1995;

               (ii) each eligible director shall be granted an option to purchase 30,000 shares of Common Stock on May 8, 1997; and

               (iii) upon the initial election of any eligible director as a director of the Company, such director shall be granted an option to purchase 30,000 shares of Common Stock.

FURTHER
RESOLVED:  That Section 10 of the Company's 1995 Director Stock Option Plan
           be and hereby is amended and restated in its entirety to read as follows:

           "10. Amendment of the Plan. The Board of Directors may at any time, and from time to time, modify, terminate or amend the Plan in any respect, except that if at any time the approval of the stockholders of the Company is required as to such modification or amendment under any applicable listing requirement or any applicable tax or regulatory requirement, the board of Directors may not effect such modification or amendment without such approval."

                                                               EXHIBIT 4.12

                          BOSTON TECHNOLOGY, INC.

                            Amended and Restated
                         1996 Stock Incentive Plan


          1. Purpose. The purpose of this Stock Incentive Plan (the "Plan") is to advance the interests of Boston Technology, Inc. by enhancing its ability to attract and retain key employees, consultants and others who are in a position to contribute to the Company's future growth and success.

          2. Definitions. "Award" means any Option, Stock Appreciation Right, Performance Share, Restricted Stock or Unrestricted Stock awarded under the Plan.

          "Board" means the Board of Directors of the Company.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Committee" means a committee of not less than two members of the Board appointed by the Board to administer the Plan.

          "Common Stock" or "Stock" means the Common Stock, $.01 par value per share, of the Company.

          "Company" means Boston Technology, Inc. and, except where the content otherwise requires, all present and future subsidiaries of the Company as defined in Section 424(f) of the Code.

          "Designated Beneficiary" means the beneficiary designated by a Participant, in a manner determined by the Board, to receive amounts due or exercise rights of the Participant in the event of the Participant's death. In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

          "Fair Market Value" means, with respect to Common Stock or any other property, the fair market value of such property as determined by the Board in good faith or in the manner established by the Board from time to time.

          "Incentive Stock Option" means an option to purchase shares of Common Stock awarded to a Participant under Section 6 which is intended to meet the requirements of Section 422 of the Code or any successor provision.

          "Nonstatutory Stock Option" means an option to purchase shares of Common Stock awarded to a Participant under Section 6 which is not intended to be an Incentive Stock Option.

          "Option" means an Incentive Stock Option or a Nonstatutory Stock
Option.

          "Participant" means a person selected by the Board to receive an Award under the Plan.

          "Performance Shares" mean shares of Common Stock which may be earned by the achievement of performance goals awarded to a Participant under Section 8.

          "Reporting Person" means a person subject to Section 16 of the Securities Exchange Act of 1934 or any successor provision.

          "Restricted Period" means the period of time selected by the Board during which shares subject to a Restricted Stock Award may be repurchased by or forfeited to the Company.

          "Restricted Stock" means shares of Common Stock awarded to a Participant under Section 9.

          "Stock Appreciation Right" or "SAR" means a right to receive any excess in Fair Market Value of shares of Common Stock over the exercise price awarded to a Participant under Section 7.

          "Unrestricted Stock" means shares of Common Stock awarded to a Participant under Section 9(c).

          3. Administration. The Plan will be administered by the Board. The Board shall have authority to make Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable from time to time, and to interpret the provisions of the Plan. The Board's decisions shall be final and binding. No member of the Board shall be liable for any action or determination relating to the Plan made in good faith. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to make Awards to Participants who are not Reporting Persons and all determinations under the Plan with respect thereto, provided that the Board shall fix the maximum amount of such Awards to be made by such executive officers and a maximum amount for any one Participant. To the extent permitted by applicable law, the Board may appoint a Committee to administer the Plan and, in such event, all references to the Board in the Plan shall mean such Committee or the Board. All decisions by the Board or the Committee pursuant to the Plan shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.

          4. Eligibility. All of the Company's employees, officers, directors, consultants and advisors who are expected to contribute to the Company's future growth and success, other than persons who have irrevocably elected not to be eligible, are eligible to be Participants in the Plan. Subject to adjustment pursuant to Section 5(b) below, the maximum number of shares of Common Stock which may be the subject of Awards made to any one employee under the Plan during any calendar year shall be 250,000 shares of Common Stock. For the purposes of calculating such maximum number, (a) an Award shall continue to be treated as outstanding notwithstanding its repricing, cancelation or expiration and (b) the repricing of an outstanding Award or the issuance of a new Award in substitution for a canceled Award shall be deemed to constitute the grant of a new additional Award separate from the original grant of the Award that is repriced or canceled. Incentive Stock Options may be awarded only to persons eligible to receive Incentive Stock Options under the Code.

          5. Stock Available for Awards. (a) Subject to adjustment under subsection (b) below, Awards may be made under the Plan for up to 1,000,000 shares of Common Stock. If any Award in respect of shares of Common Stock expires or is terminated unexercised or is forfeited for any reason or settled in a manner that results in fewer shares outstanding than were initially awarded, the shares subject to such Award or so surrendered, as the case may be, to the extent of such expiration, termination, forfeiture or decrease, shall again be available for award under the Plan, subject, however, in the case of Incentive Stock Options, to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

          (b) In the event that the Board, in its sole discretion, determines that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or other similar transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan, then the Board, subject, in the case of Incentive Stock Options and any adjustments made to Section 4, to any limitation required under the Code, shall equitably adjust any or all of (i) the number and kind of shares in respect of which Awards may be made under the Plan, (ii) the number and kind of shares in respect to the maximum number of Awards issuable to any one employee, (iii) the number and kind of shares subject to outstanding Awards, and (iv) the award, exercise or conversion price with respect to any of the foregoing, and if considered appropriate, the Board may make provision for a cash payment with respect to an outstanding Award, provided that the number of shares subject to any Award shall always be a whole number.

          (c) The Board may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another corporation who concurrently become employees of the Company as a result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a subsidiary of property or stock of the employing corporation. The substitute Awards shall be granted on such terms and conditions as the Board considers appropriate in the circumstances. The shares which may be delivered under such substitute Awards shall be in addition to the maximum number of shares provided for in
Section 5(a) only to the extent that the substitute Awards are not intended to be Incentive Stock Options or exempt from Section 162(m) of the Code.

          6. Stock Options. (a) General. (i) Subject to the provisions of the Plan, the Board may award Incentive Stock Options and Nonstatutory Stock Options, and determine the number of shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the Option. The terms and conditions of Incentive Stock Options shall be subject to and comply with Section 422 of the Code, or any successor provision, and any regulations thereunder.

          (ii) The Board shall establish the exercise price at the time each Option is awarded. In the case of Incentive Stock Options, such price shall not be less than 100% of the Fair Market Value of the Common Stock on the date of award.

          (iii) Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable Award or thereafter. Notwithstanding the foregoing, no Option granted to a Reporting Person may become exercisable prior to the date six months and one day from the date of grant unless such Option grant shall have been approved by the Company's stockholders, the Board, or a committee comprised solely of two or more "Non- Employee Directors", as defined in Rule 16b-3. The Board may impose such conditions with respect to the exercise of Options, including conditions relating to applicable Federal or state securities laws, as it considers necessary or advisable.

          (iv) Options granted under the Plan may provide for the payment of the exercise price by delivery of cash or check in an amount equal to the exercise price of such Options or, to the extent permitted by the Board at or after the award of the Option, by (A) delivery of shares of Common Stock owned by the optionee for at least six months (or such shorter period as is approved by the Board), valued at their Fair market Value, (B) delivery of a promissory note of the optionee to the Company on terms determined by the Board, (C) delivery of an irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price or delivery of irrevocable instructions to a broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price, (D) payment of such other lawful consideration as the Board may determine, or (E) any combination of the foregoing.

          (v) The Board may provide for the automatic award of an Option upon the delivery of shares to the Company in payment of the exercise price of an Option for up to the number of shares so delivered.

          (vi) The Board may at any time accelerate the time at which all or any part of an Option may be exercised.

          (b) Incentive Stock Options. Options granted under the Plan which are intended to be Incentive Stock Options shall be subject to the following additional terms and conditions:

          (i) All Incentive Stock Options granted under the Plan shall, at the time of grant, be specifically designated as such in the option agreement covering such Incentive Stock Options. The Option exercise period shall not exceed 10 years from the date of grant.

          (ii) If any employee to whom an Incentive Stock Option is to be granted under the Plan is, at the time of the grant of such option, the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (after taking into account the attribution of stock ownership rule of Section 424(d) and of the Code), then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

               (x) the purchase price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the Fair Market Value of one share of Common Stock at the time of grant; and

               (y) the Option exercise period shall not exceed five years from the date of grant.

          (iii) For so long as the Code shall so provide, options granted to any employee under the Plan (and any other incentive stock option plans of the Company) which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate Fair Market Value (determined as of the respective date or dates of grant) of more than $100,000.

          (iv) No Incentive Stock Option may be exercised unless, at the time of such exercise, the Participant is, and has been continuously since the date of grant of his or her Option, employed by the Company, except that:

               (x) an Incentive Stock Option may be exercised within the period of three months after the date the Participant ceases to be an employee of the Company (or within such lesser period as may be specified in the applicable option agreement), provided, that the agreement with respect to such Option may designate a longer exercise period and that the exercise after such three-month period shall be treated as the exercise of a Nonstatutory Stock Option under the Plan;

               (y) if the Participant dies while in the employ of the Company, or within three months after the Participant ceases to be such an employee, the Incentive Stock Option may be exercised by the Participant's Designated Beneficiary within the period of one year after the date of death (or within such lesser period as may be specified in the applicable Option agreement); and

               (z) if the Participant becomes disabled (within the meaning of Section 22(e)(3) of the Code or any successor provision thereto) while in the employ of the Company, the Incentive Stock option may be exercised within the period of one year after the date of death (or within such lesser period as may be specified in the Option agreement).

For all purposes of the Plan and any Option granted hereunder, "employment" shall be defined in accordance with the provisions of Section 1.421-7(h) of the Income Tax Regulations (or any successor regulations). Notwithstanding the foregoing provisions, no Incentive Stock Option may be exercised after its expiration date.

          7. Stock Appreciation Rights. (a) The Board may grant Stock Appreciation Rights entitling recipients on exercise of the SAR to receive an amount, in cash or Stock or a combination thereof (such form to be determined by the Board), determined in whole or in part by reference to appreciation in the Fair Market Value of the Stock between the date of the Award and the exercise of the Award. A Stock Appreciation Right shall entitle the Participant to receive, with respect to each share of Stock as to which the SAR is exercised, the excess of the share's Fair Market Value on the date of exercise over its Fair Market Value on the date the SAR was granted. The Board may also grant Stock Appreciation Rights that provide that, following a change in control of the Company (as defined by the Board at the time of the Award), the holder of such SAR will be entitled to receive, with respect to each share of Stock subject to the SAR, an amount equal to the excess of a specified value (which may include an average of values) for a share of Stock during a period preceding such change in control over the Fair Market Value of a share of Stock on the date the SAR was granted.

          (b) Stock Appreciation Rights may be granted in tandem with, or independently of, Options granted under the Plan. A Stock Appreciation Right granted in tandem with an Option which is not an Incentive Stock Option may be granted either at or after the time the Option is granted. A Stock Appreciation Right granted in tandem with an Incentive Stock Option may be granted only at the time the Option is granted.

          (c) When Stock Appreciation Rights are granted in tandem with Options, the following provisions will apply:

          (i) The Stock Appreciation Right will be exercisable only at such time or times, and to the extent, that the related Option is exercisable and will be exercisable in accordance with the procedure required for exercise of the related Option.

          (ii) The Stock Appreciation Right will terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the Stock Appreciation Right.

          (iii) The Option will terminate and no longer be exercisable upon the exercise of the related Stock Appreciation Right.

          (iv) The Stock Appreciation Right will be transferable only with the related Option.

          (v) A Stock Appreciation Right granted in tandem with an Incentive Stock Option may be exercised only when the market price of the Stock subject to the Option exceeds the exercise price of such Option.

          (d) A Stock Appreciation Right not granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Board may specify.

          (e) The Board may at any time accelerate the time at which all or any part of the SAR may be exercised.

          8. Performance Shares. (a) The Board may make Performance Share Awards entitling recipients to acquire shares of Stock upon the attainment of specified performance goals. The Board may make Performance Share Awards independent of or in connection with the granting of any other Award under the Plan. The Board in its sole discretion shall determine the performance goals applicable under each such Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded Performance Shares; provided, however, that the Board may rely on the performance goals and other standards applicable to other performance plans of the Company in setting the standards for Performance Share Awards under the Plan.

          (b) Performance Share Awards and all rights with respect to such Awards may not be sold, assigned, transferred, pledged or otherwise encumbered.

          (c) A Participant receiving a Performance Share Award shall have the rights of a stockholder only as to shares actually received by the Participant under the Plan and not with respect to shares subject to an Award but not actually received by the Participant. A Participant shall be entitled to receive a stock certificate evidencing the acquisition of shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the agreement evidencing the Performance Share Award.

          (d) The Board may at any time accelerate or waive any or all of the goals, restrictions or conditions imposed under any Performance Share Award.

          9. Restricted and Unrestricted Stock. (a) The Board may grant Restricted Stock Awards entitling recipients to acquire shares of Stock, subject to the right of the Company to repurchase all or part of such shares at their purchase price (or to require forfeiture of such shares if purchased at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable Restricted Period or Restricted Periods established by the Board for such Award. Conditions for repurchase (or forfeiture) may be based on continuing employment or service or achievement of preestablished performance or other goals and objectives.

          (b) Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Board, during the applicable Restricted Period. Shares of Restricted Stock shall be evidenced in such manner as the Board may determine. Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the Restricted Period, the Company (or such designee) shall deliver such certificates to the Participant or if the Participant has died, to the Participant's Designated Beneficiary.

          (c) The Board may, in its sole discretion, grant (or sell at a purchase price determined by the Board, which shall not be lower than 85% of Fair Market Value on the date of sale) to Participants shares of Stock free of any restrictions under the Plan ("Unrestricted Stock").

          (d) The purchase price for each share of Restricted Stock and Unrestricted Stock shall be determined by the Board of Directors and may not be less than the par value of the Common Stock. Such purchase price may be paid in the form of past services or such other lawful consideration as is determined by the Board.

          (e) The Board may at any time accelerate the expiration of the Restricted Period applicable to all, or any particular, outstanding shares of Restricted Stock.

          10. General Provisions Applicable to Awards. (a) Applicability of Rule 16b-3. Those provisions of the Plan which make an express reference to Rule 16b- 3 shall apply to the Company only at such time as the Company's Common Stock is registered under the Securities Exchange Act of 1934, or any successor provision, and then only to Reporting Persons.

          (b) Nontransferability. Except as otherwise permitted by the Board in the applicable Award, Awards shall not be assignable or transferable by the Participant to whom they are granted, either voluntarily or by operation of law.

          (c) Documentation. Each Award under the Plan shall be evidenced by an instrument delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Board considers necessary or advisable. Such instruments may be in the form of agreements to be executed by both the Company and the Participant, or certificates, letters or similar documents, acceptance of which will evidence agreement to the terms thereof and of this Plan.

          (d) Board Discretion. Each type of Award may be made alone, in addition to or in relation to any other type of Award. The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Board at the time of award or at any time thereafter.

          (e) Termination of Status. Subject to the provisions of Section 6(b)(iv), the Committee shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other termination of employment or other status of a Participant and the extent to which, and the period during which, the Participant's legal representative, guardian or Designated Beneficiary may exercise rights under such Award.

          (f) Mergers, Etc. In the event of a consolidation, merger or other reorganization in which all of the outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity (an "Acquisition"), or in the event of a liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions as to outstanding Awards:

          (i) provide that such Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) on such terms as the Board determines to be appropriate;

          (ii) upon written notice to Participants, provide that all unexercised Options or SARs will terminate immediately prior to the consummation of such transaction unless exercised by the Participant within a specified period following the date of such notice;

          (iii) in the event of an Acquisition under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the Acquisition (the "Acquisition Price"), make or provide for a cash payment to Participants equal to the difference between (A) the Acquisition Price times the number of shares of Common Stock subject to outstanding Options or SARs (to the extent then exercisable at prices not in excess of the Acquisition Price) and (B) the aggregate exercise price of all such outstanding Options or SARs in exchange for the termination of such Options and SARs; and

          (iv) provide that all or any outstanding Awards shall become exercisable or realizable in full prior to the effective date of such Acquisition.

          (g) Withholding. The Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. In the Board's discretion, and subject to such conditions as the Board may establish, such tax obligations may be paid in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.

          (h) Foreign Nationals. Awards may be made to Participants who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in the Plan as the Board considers necessary or advisable to achieve the purposes of the Plan or comply with applicable laws.

          (i) Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

          (j) Cancelation and New Grant of Options. The Board of Directors shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, (i) the cancelation of any or all outstanding Options under the Plan and the grant in substitution therefor of new Options under the Plan covering the same or different numbers of shares of Common Stock and having an option exercise price per share which may be lower or higher than the exercise price per share of the canceled Options or (ii) the amendment of the terms of any and all outstanding options under the Plan to provide an option exercise price per share which is higher or lower than the then current exercise price per share of such outstanding Options.

          (k) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan (i) until all conditions of the Award have been satisfied or removed, (ii) until, in the opinion of the Company's counsel, all applicable Federal and state laws and regulations have been complied with, (iii) if the outstanding Stock is at the time listed on any stock exchange, until the shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of notice of issuance, and (iv) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company's counsel. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.

          11. Miscellaneous. (a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or service for the Company. The Company expressly reserves the right at any time to dismiss a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

          (b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed under the Plan until he or she becomes the record holder thereof.

          (c) Exclusion from Benefit Computations. No amounts payable upon exercise of Awards granted under the Plan shall be considered salary, wages or compensation to Participants for purposes of determining the amount or nature of benefits that Participants are entitled to under any insurance, retirement or other benefit plans or programs of the Company.

          (d) Effective Date and Term. (i) Effective Date. The Plan shall become effective when adopted by the Board of Directors, but no Award granted under the Plan shall become exercisable or effective unless and until the Plan shall have been approved by the Company's stockholders. If such stockholder approval is not obtained within 12 months after the date of the Board's adoption of the Plan, each Award previously granted under the Plan shall be deemed to be canceled and no Awards shall be granted thereafter. Amendments to the Plan not requiring stockholder approval shall become effective when adopted by the Board of Directors; amendments requiring stockholder approval shall become effective when adopted by the Board of Directors, but no Award granted after the date of such amendment shall become exercisable or vested (to the extent that such amendment to the Plan was required to enable the Company to grant such Award to a particular optionee) unless and until such amendment shall have been approved by the Company's stockholders. If such stockholder approval is not obtained within 12 months of the Board's adoption of such amendment, any Award granted on or after the date of such amendment shall terminate to the extent that such amendment to the Plan was required to enable the Company to grant such Award to a particular optionee. Subject to the limitations set forth in this Section 11(d), Awards may be made under the Plan at any time after the effective date and before the date fixed for termination of the Plan.

          (ii) Termination. The Plan shall terminate upon the earlier of
     (i) the close of business on the day next preceding the 10th anniversary of the date of its adoption by the Board of Directors, or
     (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to Awards under the Plan. Awards outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such Awards.

          (e) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without stockholder approval if such approval is necessary to comply with any applicable tax or regulatory requirement. Prior to any such approval, Awards may be made under the Plan expressly subject to such approval.

          (f) Governing Law. The provisions of the Plan shall be governed by and interpreted in accordance with the laws of the State of Delaware.

                                 Plan originally adopted by the Board of
                                 Directors on February 28, 1996, and
                                 approved by the Stockholders on June 25,
                                 1996

                                 Amended and Restated Plan adopted by the Board of Directors on July 12, 1996

FURTHER
RESOLVED:  That subject to  stockholder  approval,  Section 5 of the
           Company's 1996 Stock Incentive Plan is hereby amended to increase from 1,000,000 to 3,000,000 the number of shares of Common Stock Of the Company authorized for issuance under such plan.

                                                               EXHIBIT 4.13



                         COMVERSE TECHNOLOGY, INC.

                   1997 STOCK INCENTIVE COMPENSATION PLAN



          1. Purpose of the Plan

          The purpose of the Plan is to assist the Company, its Subsidiaries and Affiliates in attracting and retaining valued directors and employees by offering them a greater stake in the Company's success and a closer identity with it, and to encourage ownership of the Company's stock by such employees.

          2. Definitions

               2.1 "Affiliate" means any entity other than the Subsidiaries in which the Company has a substantial direct or indirect equity interest, as determined by the Board.

               2.2 "Award" means an award of Deferred Stock, Restricted Stock, Options or SARs under the Plan.

               2.3 "Board" means the Board of Directors of the Company.

               2.4 "Change in Control" means (i) the Board (or, if approval of the Board is not required as a matter of law, the shareholders of the Company) shall approve (a) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (b) any sale, lease, exchange or other transfer (on one transaction or a series of related transactions) of all, or substantially all, the assets of the Company or (c) the adoption of any plan or proposal for the liquidation or dissolution of the Company; (ii) any person (as such term is defined in Section 13(d) of the 1934 Act), corporation or other entity other than the Company shall make a tender offer or exchange offer to acquire any Common Stock (or securities convertible into Common Stock) for cash, securities or any other consideration, provided that (a) at least a portion of such securities sought pursuant to the offer in question is acquired and (b) after consummation of such offer, the person, corporation or other entity in question is the "beneficial owner" (as such term is defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 20% or more of the outstanding shares of Common Stock (calculated as provided in paragraph (d) of such Rule 13d-3 in the case of rights to acquire Common Stock); (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board ceased for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or (iv) the occurrence of any other event the Committee determines shall constitute a "Change in Control" hereunder.

               2.5 "Code" means the Internal Revenue Code of 1986, as amended.

               2.6 "Common Stock" means the common stock of the Company, par value $.10 per share, or such other class or kind of shares or other securities resulting from the application of Section 10.

               2.7 "Company" means Comverse Technology, Inc, a New York corporation or any successor corporation.

               2.8 "Committee" means the committee designated by the Board to administer the Plan under Section 4. The Committee shall have at least three members, each of whom shall be a member of the Board, a Non-Employee Director and an Outside Director.

               2.9 "Deferred Stock" means an Award made under Section 6 of the Plan to receive Common Stock at the end of a specified Deferral Period.

               2.10 "Deferral Period" means the period during which the receipt of a Deferred Stock Award under Section 6 of the Plan will be deferred.

               2.11 "Director" means each member of the Board who is not an Employee, who does not receive compensation from the Company or any Subsidiary in any capacity other than as a Director and whose membership on the Board is not attributable to any contract between the Company and such Director or any other entity with which such Director is affiliated.

               2.12 "Employee" means an officer or other key employee of the Company, a Subsidiary or an Affiliate including a director who is such an employee.

               2.13 "Fair Market Value" means, on any given date, the mean between the highest and lowest prices of actual sales of shares of Common Stock on the principal national securities exchange on which the Common Stock is listed on such date or, if Common Stock was not traded on such date, on the last preceding day on which the Common Stock was traded.

               2.14 "Holder" means an Employee to whom an Award is made.

               2.15 "Hostile Change in Control" means any Change in Control described in Section 2.4(ii) that is not approved or recommended by the Board.

               2.16 "Incentive Stock Option" means an Option intended to meet the requirements of an incentive stock option as defined in Section 422 of the Code and designated as an Incentive Stock Option.

               2.17 "1934 Act" means the Securities Exchange Act of 1934, as amended.

               2.18 "Non-Employee Director" means a person defined in Rule 16b-3(b)(3) promulgated by the Securities and Exchange Commission under the 1934 Act, or any successor definition adopted by the Securities and Exchange Commission.

               2.19 "Non-Qualified Option" means an Option not intended to be an Incentive Stock Option, and designated as a Non-Qualified Option.

               2.20 "Option" means any stock option granted from time to time under Section 8 of the Plan.

               2.21 "Outside Director" means a member of the Board who is an "outside director" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

               2.22 "Plan" means the Comverse Technology, Inc. 1997 Stock Incentive Compensation Plan herein set forth, as amended from time to time.

               2.23 "Restricted Stock" means Common Stock awarded by the Committee under Section 7 of the Plan.

               2.24 "Restriction Period" means the period during which Restricted Stock awarded under Section 7 of the Plan is subject to forfeiture.

               2.25 "Retirement" means retirement from the active employment of the Company, a Subsidiary or an Affiliate pursuant to the relevant provisions of the applicable pension plan of such entity or as otherwise determined by the Committee.

               2.26 "SAR" means a stock appreciation right awarded by the Committee under Section 9 of the Plan.

               2.27 "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company (or any subsequent parent of the Company) if each of the corporations other than the last corporation in the unbroken chain owns stock possession 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

               2.28 "Ten Percent Shareholder" means a person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Subsidiary.

          3. Eligibility

               3.1 Any Employee is eligible to receive an Award.

               3.2 Each Director shall receive in each fiscal year of the Company Options to purchase 6,000 shares of Common Stock having an exercise price per share equal to the Fair Market Value as of the date two business days after the publication of the audited year-end financial statements of the Company for the immediately preceding fiscal year. Such Options shall be forfeited to the extent of 1,200 shares per meeting in the event that such Director, during the year of grant, fails to attend, in the aggregate, at least five meetings of the Board and any committees of the Board of which such Director is a member; provided, however, that during the continuation of any of the Company's previously-adopted Stock Option Plans, options granted thereunder to Directors shall be deemed to be granted under the Plan for the purposes of this Section 3.2.

          4. Administration and Implementation of Plan

               4.1 The Plan shall be administered by the Committee, which shall have full power to interpret and administer the Plan and full authority to act in selecting the Employees to whom Awards will be granted, in determining the type and amount of Awards to be granted to each such Employee, the terms and conditions of Awards granted under the Plan and the terms of agreements which will be entered into with Holders.

               4.2 The Committee's powers shall include, but not be limited to, the power to determine whether, to what extent and under what circumstances an Option may be exchanged for cash, Common Stock, Restricted Stock, Deferred Stock or some combination thereof; to determine whether, to what extent and under what circumstances an Award is made and operates in tandem with other Awards made hereunder; to determine whether, to what extent and under what circumstances Common Stock or cash payable with respect to an Award shall be deferred, either automatically or at the election of the Holder (including the power to add deemed earnings to any such deferral); and to grant Awards (other than Incentive Stock Options) that are transferable by the Holder.

               4.3 The Committee shall have the power to adopt regulations for carrying out the Plan and to make changes in such regulations as it shall, from time to time, deem advisable. Any interpretation by the Committee of the terms and provisions of the Plan and the administration thereof, and all action taken by the Committee, shall be final and binding on Holders.

               4.4 The Committee may condition the grant of any Award or the lapse of any Deferral or Restriction Period (or any combination thereof) upon the Holder's achievement of a Performance Goal that is established by the Committee before the grant of the Award. For this purpose, a "Performance Goal" shall mean a goal that must be met by the end of a period specified by the Committee (but that is substantially uncertain to be met before the grant of the Award) based upon: (i) the price of Common Stock, (ii) the market share of the Company, its Subsidiaries or Affiliates (or any business unit thereof), (iii) sales by the Company, its Subsidiaries or Affiliates (or any business unit thereof), (iv) earnings per share of Common Stock, (v) return on shareholder equity of the Company,
(vi) costs of the Company, its Subsidiaries or Affiliates (or any business unit thereof) or (vii) any other performance goal that would satisfy the applicable requirements of Section 162(m) of the Code. The Committee shall have discretion to determine the specific targets with respect to each of these categories of Performance Goals. Before granting an Award or permitting the lapse of any Deferral or Restriction Period subject to this Section, the Committee shall certify that an individual has satisfied the applicable Performance Goal.

          5. Shares of Stock Subject to the Plan

               5.1 Subject to adjustment as provided in Section 10, the total number of shares of Common Stock available for Awards under the Plan shall be 2,500,000 shares.

               5.2 The maximum number of shares of Common Stock subject to an Award that may be awarded to any Employee shall not exceed 1,000,000 during any calendar year (the "Individual Limit"). Subject to Section 5.3 and Section 10, any shares of Common Stock subject to an Award that is canceled or repriced by the Committee shall count against the Individual Limit. Notwithstanding the foregoing, the Individual Limit may be adjusted to reflect the effect on shares of Common Stock of any transaction or event described in Section 10.

               5.3 Any shares issued by the Company through the assumption or substitution of outstanding grants from an acquired company shall not
(i) reduce the shares available for Awards under the Plan, or (ii) be counted against the Individual Limit. Any shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares. If any shares subject to any Award granted hereunder are forfeited or such Award otherwise terminates without the issuance of such shares or the payment of other consideration in lieu of such shares, the shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for Awards under the Plan.

          6. Deferred Stock

               An Award of Deferred Stock is an agreement by the Company to deliver to the recipient a specified number of shares of Common Stock at the end of a specified deferral period or periods. Such an Award shall be subject to the following terms and conditions.

               6.1 Deferred Stock Awards shall be evidenced by Deferred Stock agreements. Such agreements shall conform to the requirements of the Plan and may contain such other provisions as the Committee shall deem advisable.

               6.2 Upon determination of the number of shares of Deferred Stock to be awarded to a Holder, the Committee shall direct that the same be credited to the Holder's account on the books of the Company but that issuance and delivery of the same shall be deferred until the date or dates provided in Section 6.5 hereof. Prior to issuance and delivery hereunder the Holder shall have no rights as a stockholder with respect to any shares of Deferred Stock credited to the Holder's account.

               6.3 Amounts equal to any dividends declared during the Deferral Period with respect to the number of shares covered by a Deferred Stock Award will be paid to the Holder currently, or deferred and deemed to be reinvested in additional Deferred Stock, or otherwise reinvested on such terms as are determined at the time of the Award by the Committee, in its sole discretion, and specified in the Deferred Stock agreement.

               6.4 The Committee may condition the grant of an Award of Deferred Stock or the expiration of the Deferral Period upon the Employee's achievement of one or more Performance Goal(s) specified in the Deferred Stock agreement. If the Employee fails to achieve the specified Performance Goal(s), either the Committee shall not grant the Deferred Stock Award to the Employee or the Holder shall forfeit the Award and no Common Stock shall be transferred to him pursuant to the Deferred Stock Award. Unless otherwise determined by the Committee at the time of an Award, dividends paid during the Deferral Period on Deferred Stock subject to a Performance Goal shall be reinvested in additional Deferred Stock and the lapse of the Deferral Period for such Deferred Stock shall be subject to the Performance Goal(s) previously established by the Committee.

               6.5 The Deferred Stock agreement shall specify the duration of the Deferral Period taking into account termination of employment on account of death, disability, Retirement or other cause. The Deferral Period may consist of one or more installments. At the end of the Deferral Period or any installment thereof the shares of Deferred Stock applicable to such installment credited to the account of a Holder shall be issued and delivered to the Holder (or, where appropriate, the Holder's legal representative) in accordance with the terms of the Deferred Stock agreement. The Committee may, in its sole discretion, accelerate the delivery of all or any part of a Deferred Stock Award or waive the deferral limitations for all or any part of a Deferred Stock Award.

          7. Restricted Stock

               An Award of Restricted Stock is a grant by the Company of a specified number of shares of Common Stock to the Employee, which shares are subject to forfeiture upon the happening of specified events. Such an Award shall be subject to the following terms and conditions:

               7.1 Restricted Stock shall be evidenced by Restricted Stock agreements. Such agreements shall conform to the requirements of the Plan and may contain such other provisions as the Committee shall deem advisable.

               7.2 Upon determination of the number of shares of Restricted Stock to be granted to the Holder, the Committee shall direct that a certificate or certificates representing the number of shares of Common Stock be issued to the Holder with the Holder designated as the registered owner. The certificate(s) representing such shares shall be legended as to sale, transfer, assignment, pledge or other encumbrances during the Restriction Period and deposited by the Holder, together with a stock power endorsed in blank, with the Company, to be held in escrow during the Restriction Period.

               7.3 Unless otherwise determined by the Committee at the time of an Award, during the Restriction Period the Holder shall have the right to receive dividends from and to vote the shares of Restricted Stock.

               7.4 The Committee may condition the grant of an Award of Restricted Stock or the expiration of the Restriction Period upon the Employee's achievement of one or more Performance Goal(s) specified in the Restricted Stock Agreement. If the Employee fails to achieve the specified Performance Goal(s), either the Committee shall not grant the Restricted Stock to the Employee or the Holder shall forfeit the Award of Restricted Stock and the Common Stock shall be forfeited to the Company.

               7.5 The Restricted Stock agreement shall specify the duration of the Restriction Period and the performance, employment or other conditions (including termination of employment on account of death, disability, Retirement or other cause) under which the Restricted Stock may be forfeited to the Company. At the end of the Restriction Period the restrictions imposed hereunder shall lapse with respect to the number of shares of Restricted Stock as determined by the Committee, and the legend shall be removed and such number of shares delivered to the Holder (or, where appropriate, the Holder's legal representative). The Committee may, in its sole discretion, modify or accelerate the vesting and delivery of shares of Restricted Stock.

          8. Options

          Options give an Employee or Director the right to purchase a specified number of shares of Common Stock, Deferred Stock or Restricted Stock (as selected by the Committee) from the Company for a specified time period at a fixed price. Options granted to Employees may be either Incentive Stock Options or Non-Qualified Stock Options. Option granted to Directors pursuant to Section 3.2 shall be Non-Qualified Stock Options. The grant of Options shall be subject to the following terms and conditions:

               8.1 Options shall be evidenced by Option agreements. Such agreements shall conform to the requirements of the Plan, and may contain such other provisions as the Committee shall deem advisable.

               8.2 Subject to Section 3.2, the price per share at which Common Stock may be purchased upon exercise of an Option shall be determined by the Committee, but, in the case of grants of Incentive Stock Options, shall be not less than the Fair Market Value of a share of Common Stock on the date of grant. In the case of any Incentive Stock Option granted to a Ten Percent Shareholder, the option price per share shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date of grant. The option price per share for Non-Qualified Options may be less than the Fair Market Value of a share of Common Stock on the date of grant.

               8.3 The Option agreements shall specify when an Option may be exercised and the terms and conditions applicable thereto. The term of an Option shall in no event be greater than ten years (five years in the case of an Incentive Stock Option granted to a Ten Percent Shareholder).

               8.4 Each provision of the Plan and each Option agreement relating to an Incentive Stock Option shall be construed so that each Incentive Stock Option shall be an incentive stock option as defined in
Section 422 of the Code, and any provisions of the Option agreement thereof that cannot be so construed shall be disregarded. Incentive Stock Options may not be granted to employees of Affiliates.

               8.5 No Incentive Stock Option shall be transferable otherwise than by will or the laws of descent and distribution and, during the lifetime of the Holder, shall be exercisable only by the Holder. Upon the death of a Holder, the person to whom the rights have passed by will or by the laws of descent and distribution may exercise an Incentive Stock Option only in accordance with this Section 8.

               8.6 Except as provided in an Option Agreement, the option price of the shares of Common Stock upon the exercise of an Option shall be paid in full at the time of the exercise in cash, in Shares of Common Stock valued at Fair Market Value on the date of exercise or a combination of cash and such shares of Common Stock. With the consent of the Committee, payment upon the exercise of a NonQualified Option may be made in whole or in part by Restricted Stock (based on the fair market value of the Restricted Stock on the date the Option is exercised, as determined by the Committee). In such case the Common Stock to which the Option relates shall be subject to the same forfeiture restrictions originally imposed on the Restricted Stock exchanged therefor. The Committee may provide in the applicable Option agreement for other methods for exercising options including by delivery of a note by the Holder in the amount of the exercise price.

               8.7 With the Holder's consent, the Committee may amend any outstanding Option to deliver shares of Deferred Stock or Restricted Stock instead of Common Stock.

               8.8 If a Holder's employment by the Company, a Subsidiary or Affiliate terminates by reason of death, any Option granted to such Holder may thereafter be exercised (to the extent such Option was exercisable at the time of death or on such accelerated basis as the Committee may determine at or after grant) by, where appropriate, the Holder's transferee or by the Holder's legal representative, until the earlier of the date specified in the applicable Option Agreement or one year after the Holder's death.

               8.9 If a Holder's employment by the Company, a Subsidiary or Affiliate terminates by reason of disability (as determined by the Committee) or Retirement, any unexercised Option granted to the Holder shall become immediately exercisable and may thereafter be exercised by the Holder (or, where appropriate, the Holder's transferee or legal representative) until the earlier of the date specified in the applicable Option Agreement or 90 days after such termination of employment.

               8.10 If a Holder's employment by the Company, Subsidiary or Affiliate terminates for any reason other than death, disability or Retirement, all unexercised Options awarded to the Holder shall terminate on the earlier of the date specified in the applicable Option Agreement or 90 days after such termination of employment.

               8.11 The Committee or the Board may in their discretion extend the period during which an Option held by an Employee may be exercised to such period, not to exceed three years following the termination of an Employee's employment or service with the Company or any of the Subsidiaries, as the committee or the Board may determine to be appropriate in any particular instance.

          9.       Stock Appreciation Rights

          SARs are rights to receive a payment in cash, Common Stock, Restricted Stock or Deferred Stock (as selected by the Committee) equal to the increase in the Fair Market Value of a specified number of shares of Common Stock from the date of grant of the SAR to the date of exercise. The grant of SARs shall be subject to the following terms and conditions:

               9.1 SARs shall be evidenced by SAR agreements. Such agreements shall conform to the requirements of the Plan and may contain such other provisions as the committee shall deem advisable. A SAR may be granted in tandem with all or a portion of a related Option under the Plan ("Tandem SAR"), or may be granted separately ("Freestanding SAR"). A Tandem SAR may be granted either at the time of the grant of the Option or at any time thereafter during the term of the Option and shall be exercisable only to the extent that the related Option is exercisable. In no event shall any SAR be exercisable within the first six months of its grant.

               9.2 The base price of a Tandem SAR shall be the option price under the related Option. The base price of a Freestanding SAR shall be not less than 100% of the Fair Market Value of the Common Stock, as determined by the Committee, on the date of grant of the Freestanding SAR.

               9.3 A SAR shall entitle the recipient to receive a payment equal to the excess of the Fair Market Value of the shares of Common Stock covered by the SAR on the date of exercise over the base price of the SAR. Such payment may be in cash, in shares of Common Stock, in shares of Deferred Stock, in shares of Restricted Stock or any combination, as the Committee shall determine. Upon exercise of a Tandem SAR as to some or all of the shares of Common Stock covered by the grant, the related Option shall be canceled automatically to the extent of the number of shares of Common Stock covered by such exercise, and such shares shall no longer be available for purchase under the Option pursuant to Section 8. Conversely, if the related Option is exercised as to some or all of the shares of Common Stock covered by the Award, the related Tandem SAR, if any, shall be canceled automatically to the extent of the number of shares of Common Stock covered by the Option exercise.

               9.4 SARs shall be subject to the same terms and conditions applicable to Options as stated in Sections 8.3, 8.5, 8.7, 8.8, 8.9 and 8.10.

          10. Adjustments upon Changes in Capitalization

          In the event of a reorganization, recapitalization, stock split, spin-off, split-off, split-up, stock dividend, issuance of stock rights, combination of shares, merger, consolidation or any other change in the corporate structure of the Company affecting Common Stock, or any distribution to stockholders other than a cash dividend, the Board shall make appropriate adjustment in the number and kind of shares authorized by the Plan and any adjustments to outstanding Awards as it determines appropriate. No fractional shares of Common Stock shall be issued pursuant to such an adjustment. The Committee may determine to pay the Fair Market Value of any fractional shares resulting from adjustments pursuant to this
Section in cash to the Holder.

          11. Adjustments Upon a Change in Control

          Except as otherwise provided in an applicable agreement, upon the occurrence of a Change in Control (other than a Hostile Change of Control), the Committee may elect to provide that all outstanding Options and Stock Appreciation Rights shall immediately vest and become exercisable, each Deferral Period and Restriction Period shall immediately lapse or all shares of Deferred Stock subject to outstanding Awards shall be issued and delivered to the Holder. In the event of a Hostile Change in Control, each of the foregoing actions shall occur automatically upon the occurrence of such Hostile Change in Control. At any time before a Change in Control, the Committee may, without the consent of any Holder of an Option, (i) require the entity effecting the Change in Control or a parent or subsidiary of such entity to assume each outstanding Option or substitute an equivalent option therefor or (ii) terminate and cancel all outstanding Options upon the Change in Control and pay the Holder of each such Option cash equal to the product of (x) the difference between the Fair Market Value of Common Stock on the date of the Change in Control and the exercise price of such Option and (y) the number of shares of Common Stock subject to such Option. For the purposes of this Section, an Option shall be considered assumed if, following the merger, the option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the merger, the consideration (whether stock, cash, or other securities or property) received in the merger by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger was not solely common stock of the successor corporation or its parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each share of Common Stock subject to the Option, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger.

          12. Effective Date, Termination and Amendment

          The Plan shall become effective on November 21, 1997, subject to shareholder approval. The Plan shall remain in full force and effect until the earlier of 10 years from the date of its adoption by the Board, or the date it is terminated by the Board. The Board shall have the power to amend, suspend or terminate the Plan at any time, provided that no such amendment shall be made without stockholder approval which shall:

               12.1 Increase (except as provided in Section 10) the total number of shares available for issuance pursuant to the Plan;

               12.2 Change the class of individuals eligible to be Holders;

               12.3 Modify the Individual Limit (except as provided in
Section 10) or the categories of Performance Goals previously disclosed to shareholders;

               12.4 Change the provisions of this Section 12; or

               12.5 Make any other change for which shareholder approval is required under Section 16(b) or any successor provision of the 1934 Act.

          Termination of the Plan pursuant to this Section 12 shall not affect Awards outstanding under the Plan at the time of termination.

          13. Transferability

          Except as provided below, Awards may not be pledged, assigned or transferred for any reason during the Holder's lifetime, and any attempt to do so shall be void and the relevant Award shall be forfeited. The Committee may grant Awards (except Incentive Stock Options) that are transferable by the Holder during his lifetime, but such Awards shall be transferable only to the extent specifically provided in the agreement entered into with the Holder. The transferee of the Holder shall, in all cases, be subject to the provisions of the agreement between the Company and the Holder.

          14. General Provisions

               14.1 Nothing contained in the Plan, or any Award granted pursuant to the Plan, shall confer upon any Employee any right with respect to continued employment by the Company, a Subsidiary or Affiliate, nor interfere in any way with the right of the Company, a Subsidiary or Affiliate to terminate the employment of any Employee at any time.

               14.2 For purposes of this Plan, transfer of employment between the Company and its Subsidiaries and Affiliates shall not be deemed termination of employment.

               14.3 In connection with the transfer of shares of Common Stock as a result of the exercise or vesting of an Award or upon any other event that would subject the Holder to taxation, the Company shall have the right to require the Holder to pay an amount in cash or to retain or sell without notice, or to demand surrender of, shares of Common Stock in value sufficient to cover any tax, including any Federal, state or local income tax, required by any governmental entity to be withheld or otherwise deducted and paid with respect to such transfer ("Withholding Tax"), and to make payment (or to reimburse itself for payment made) to the appropriate taxing authority of an amount in cash equal to the amount of such Withholding Tax, remitting any balance to the employee. For purposes of this Section 14.3, the value of shares of Common Stock so retained or surrendered shall be the Fair Market Value on the date that the amount of the Withholding Tax is to be determined (the "Tax Date"), and the value of shares of Common Stock so sold shall be the actual net sale price per share (after deduction of commissions) received by the Company.

          Notwithstanding the foregoing, the Holder shall be entitled to satisfy the obligation to pay any Withholding Tax, in whole or in part, by providing the Company with funds sufficient to enable the Company to pay such Withholding Tax or by requiring the Company to retain or to accept upon delivery thereof shares of Common Stock (other than unvested Restricted Stock) sufficient in value (determined in accordance with the last sentence of the preceding paragraph) to cover the amount of such Withholding Tax. Each election by a Holder to have shares retained or to deliver shares for this purpose shall be subject to the following restrictions: (i) the election must be in writing and made on or prior to the Tax Date; and (ii) the election shall be subject to the disapproval of the Committee.

               14.4 With respect to Holders subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

               14.5 Without amending the Plan, Awards may be granted to Employees who are foreign nationals or employed outside the United States or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to further the purpose of the Plan.

               14.6 To the extent that Federal laws (such as the 1934 Act, the Code or the Employee Retirement Income Security Act of 1974) do not otherwise control, the Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of New York and construed accordingly.

               14.7 The Committee may amend any outstanding Awards to the extent it deems appropriate. Such amendment may be made by the Committee without the consent of the Holder, except in the case of amendments adverse to the Holder, in which case the Holder's consent is required for any such amendment. Notwithstanding the foregoing, the Committee may exercise its authority under Section 11 without the consent of Holders.

                                                               EXHIBIT 4.14



                         COMVERSE TECHNOLOGY, INC.

                     1997 EMPLOYEE STOCK PURCHASE PLAN

               1. Purposes. The 1997 Employee Stock Purchase Plan of Comverse Technology, Inc. (the "Plan") is intended to provide a method whereby employees of Comverse Technology, Inc. and its subsidiary and predecessor corporations, if any (hereinafter collectively referred to, unless the context otherwise requires, as the "Company"), will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423 of the Code.

               2. Definitions. (a) "Base Pay" means regular straight-time earnings (as the same may be adjusted from time to time) but excluding payments for overtime, shift differentials, incentive compensation, sales commissions, bonuses and other special payments.

               (b) "Common Stock" means the common stock of the Company, par value $.10 per share, or such other class or kind of shares or other securities resulting from the application of Section .

               (c) "Employee" means any person who is customarily employed for 20 or more hours per week and more than five months in a calendar year by the Company or by a Subsidiary Corporation.

               (d) "Offering Commencement Date" means the applicable date on which an Offering under the Plan commences pursuant to Paragraph 4.

               (e) "Offering Termination Date" means the applicable date on which an Offering under the Plan terminates pursuant to Paragraph 4.

               (f) "Subsidiary Corporation" means any present or future corporation which (i) is a "subsidiary corporation" as that term is defined in Section 424(f) of the Code and (ii) is designated as a participant in the Plan by the Board of Directors or Committee described in Paragraph 13.

               3. Eligibility. (a) Any Employee who shall have completed three months of employment and shall be employed by the Company on the applicable Offering Commencement Date shall be eligible to participate in the Plan.


               (b) Any provision of the Plan to the contrary notwithstanding, no Employee shall be granted an option to participate in the Plan:

               (i) if, immediately after the grant, such Employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary Corporation (for purposes of this Paragraph the rules of

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          Section 424(d) of the Code shall apply in determining stock ownership of any employee); or

               (ii) which permits his or her rights to purchase stock under all employee stock purchase plans maintained by the Company and its subsidiaries to accrue at a rate which exceeds $25,000 of the fair market value of the stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

               4. Offering Dates. The Plan will be implemented by semiannual offerings (referred to herein collectively as "Offerings" and individually as an "Offering") of a maximum aggregate of 250,000 shares (subject to adjustment as provided in Paragraphs 12(a) and 17) of Common Stock, subject to Paragraphs 12, 17 and 22 below, as follows:

               (i) Offering I shall commence on each March 1 and terminate on each August 31; and

               (ii) Offering II shall commence on each September 1 and terminate on each final day of February.

               Participation in any one Offering under the Plan shall neither limit, nor require, participation in any other Offering.

               5. Participation. All Employees will become participants in an Offering on the applicable Offering Commencement Date. Payroll deductions, if any, for a participant shall commence on the applicable Offering Commencement Date of the Offering and shall end on the Offering Termination Date of such Offering, unless sooner terminated pursuant to Paragraph 10.

               6. Payroll Deductions. (a) Participants may elect to have amounts withheld from their base pay by completing an authorization for a payroll deduction ("Authorization") on the form provided by the Company and filing it with the Company's Payroll department. At the time a participant files his or her Authorization for a payroll deduction, the participant shall elect to have deductions made from his or her pay on each payday during the time he or she is a participant in an Offering at the rate of 0, 1, 2, 3, 4, 5, 6, 7, 8, 9 or 10% of his or her annualized base pay. If a participant has not filed an Authorization for a previous Offering or for the applicable Offering at least seven (7) days prior to the applicable Offering Commencement Date, he or she shall be deemed to have filed an Authorization electing to withhold 0% of his or her annualized base pay.

               (b) All payroll deductions made for the participant shall be credited to his or her account maintained by the Company under the Plan. A participant may not make any separate cash payment into such account.

               (c) Except as provided in Paragraph 8(b) or 10, a participant may only make changes to the rate of deduction from his or her annualized base pay, on not more than one occasion during an Offering, by completing a new Authorization on the form provided by the Company and filing it with the Company's Director of Treasury Operations as provided herein. Such new Authorization shall be effective upon the

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commencement of the first pay period subsequent to its filing. A participant may change his or her Authorization only once during any Offering

               7. Granting of Option. (a) For each of the Offerings, a participating Employee shall be deemed to have been granted an option (the "Option"), on the applicable Offering Commencement Date, to purchase a maximum number of shares of Common Stock equal to an amount determined as follows: 85% of the market value of a share of the Company's Common Stock on the applicable Offering Commencement Date shall be divided into an amount equal to 6% of the Employee's annualized Base Pay as of such Offering Commencement Date. For all purposes of the Plan, the market value of the Company's Common Stock shall be determined as provided in subparagraph (b) below.

               An Employee's "annualized Base Pay" for any Offering shall be determined as follows: (i) for any Employee who was employed by the Company for an entire twelve-month period ending on the day prior to the Offering Commencement Date, the Employee's total Base Pay for such twelve-month period; (ii) for any Employee not employed for the entire twelve-month period, the sum of the Base Pay earned in each of the full calendar months prior to the Offering Commencement Date during which the Employee was employed by the Company, divided by the number of full calendar months for which the Employee was employed, multiplied by twelve.

               (b) The purchase price of a share of Common Stock purchased with payroll deductions made during each Offering (the "Option Exercise Price") shall be the lower of:

               (i) 85% of the last sale price of the Common Stock on the Nasdaq Stock Market (or on such other national securities exchange on which the Common Stock is then traded) as reported in The Wall Street Journal, on the applicable Offering Commencement Date (or on the next regular business date on which shares of Common Stock shall be traded if no shares of Common Stock shall have been traded on such Offering Commencement Date); or

               (ii) 85% of the last sale price of Common Stock on the Nasdaq Stock Market (or on such other national securities exchange on which the Common Stock is then traded) as reported in The Wall Street Journal, on the applicable Offering Termination Date (or on the next regular business date on which shares of Common Stock shall be traded if no shares of Common Stock shall have been traded on such Offering Termination Date).

               8. Exercise of Options. With respect to each Offering during the term of the Plan:

               (a) Unless a participant gives written notice of withdrawal to the Company as provided in Paragraphs 8(b) and 10, his or her Option will be deemed to have been exercised automatically on the Offering Termination Date applicable to such Offering, for the purchase of the number of full shares of Common Stock which the accumulated payroll deductions (without interest) in his or her account maintained by the Company under the Plan at that time will purchase at the applicable Option Exercise Price (but not in excess of the number of shares for which Options have been granted to the Employee pursuant to

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          Paragraph 7(a)), and any excess in his or her account at that time will be returned to him or her, with interest as determined by the Committee prior to each Offering Commencement Date, based on the assumption that such excess comprises funds most recently deducted from the participant's pay; provided that any excess returned on account of fractional shares will not be credited with any interest.

               (b) By written notice to the Director of Treasury Operations of the Company at any time prior to the Offering Termination Date applicable to any such Offering, a participant may elect to withdraw all, but not less than all, of the accumulated payroll deductions in his or her account at such time, with interest as determined by the Committee prior to each Offering Commencement Date.

               (c) Fractional shares will not be issued under the Plan and any accumulated payroll deductions which would have been used to purchase fractional shares shall be returned to an employee without interest promptly following the termination of an Offering.

               9. Delivery. As promptly as practicable after the Offering Termination Date of each Offering, the Company will deliver to each participant, as appropriate, the certificate or certificates representing the shares of Common Stock purchased upon the exercise of such participant's Option.

               10. Withdrawal. (a) As indicated in Paragraph 8(b), a participant may withdraw payroll deductions credited to his or her account with the Company under any Offering at any time prior to the applicable Offering Termination Date by giving written notice of withdrawal to the Director of Treasury Operations. All of the participant's payroll deductions credited to his or her account will be paid to the participant promptly after receipt of such notice of withdrawal and no further payroll deductions will be made from his or her pay during such Offering. The Company may, at its option, treat any attempt by an employee to borrow on the security of accumulated payroll deductions as an election, under Paragraph 8(b), to withdraw such deductions.

               (b) A participant's withdrawal from any Offering will not have any effect upon his or her eligibility to participate in any succeeding Offering or in any similar Plan which may hereafter be adopted by the Company.

               (c) Upon termination of the participant's employment for any reason, including retirement but excluding death or disability, while in the employ of the Company, the payroll deductions credited to his or her account will be returned to the participant, with interest as determined by the Committee prior to each Offering Commencement Date, or, in the case of his or her death subsequent to the termination of employment, to the person or persons entitled thereto under Paragraph 14.

               (d) Upon termination of the participant's employment because of disability or death, the participant or his or her beneficiary (as defined in Paragraph 14) shall have the right to elect, by written notice given to the Company's Director of

Treasury Operations prior to the expiration of the period of 30 days commencing with the date of the disability or death of the participant, either

               (i) to withdraw all of the payroll deductions credited to the participant's account under the Plan; or

               (ii) to exercise the participant's Option on the Offering Termination Date next following the date of the participant's disability or death for the purchase of the number of full shares of Common Stock which the accumulated payroll deductions in the participant's account at the date of the participant's disability or death will purchase at the applicable Option Exercise Price, and any excess in such account will be returned to the participant or said beneficiary.

               If no such written notice of election is received by the Director of Treasury Operations, the participant or beneficiary shall automatically be deemed to have elected to withdraw the payroll deductions credited to the participant's account at the date of the participant's disability or death and the same will be paid promptly to the participant or said beneficiary with interest as determined by the Committee prior to each Offering Commencement Date.

               11. Interest. No interest will be paid or allowed on any money paid into the Plan or credited to the account of any participant employee except under withdrawal as provided under Paragraphs 8(b) and 10 or upon the return of payroll deductions as provided under Paragraphs 8(a) and 12(a). In the event of the return of excess payroll deductions under Paragraphs 8(a) and 12(a), interest thereon, if any, shall be computed assuming that such excess comprises funds most recently deducted from the participant's pay.

               12. Stock. (a) The maximum number of shares of Common Stock which shall be made available for sale under the Plan shall be 250,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Paragraph 17. If the total number of shares for which Options are exercised in accordance with Paragraph 8 exceeds 250,000, the Company shall make a pro rata allocation of the shares available for delivery and distribution in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions credited to the account of each participant under the Plan shall be returned to him or her as promptly as possible, with interest on such balance at the rate determined by the Committee prior to each Offering Commencement Date, based on the assumption that such excess comprises funds most recently deducted from the participant's pay.

               (b) The participant will have no interest in Common Stock covered by his or her Option until such Option has been exercised.

               (c) Common Stock to be delivered to a participant under the Plan will be issued in the name of the participant, or, if the participant so directs, by written notice to the Company prior to the Offering Termination Date applicable thereto, in the names of the participant and one such other person may be designated by the participant, as joint tenants with rights of survivorship, to the extent permitted by applicable law.

               13. Administration. The Plan shall be administered by the committee appointed by the Board of Directors of the Company to administer the Plan (the committee so designated by the Board of Directors shall hereinafter be referred to as the "Committee"). The officer of the Company charged with day-to-day administration of the Plan shall, for matters involving the Plan, be an ex-officio member of the Committee. The interpretation and construction of any provision of the Plan and the adoption of rules and regulations for administering the Plan shall be made by the Committee, subject, however, at all times to the final approval of the Board of Directors of the Company. Such rules may include, without limitation, restrictions on the frequency of changes in withholding rates. Determinations made by the Committee and approved by the Board of Directors of the Company with respect to any matter or provision contained in the Plan shall be final, conclusive and binding upon the Company and upon all participants, their heirs or legal representatives. Any rule or regulation adopted by the Committee shall remain in full force and effect unless and until altered, amended or repealed by the Committee or the Board of Directors of the Company.

               14. Designation of Beneficiary. A participant may file a written designation of a beneficiary who is to receive any shares of Common Stock and/or cash in the event of the death of the participant prior to the delivery of such shares or cash to the participant. Such designation of beneficiary may be changed by the participant at any time by written notice to the Company's payroll department. Within 30 days after the participant's death, the beneficiary may, as provided in Paragraph 10(d), elect to exercise the participant's Option when it becomes exercisable on the Offering Termination Date of the then current Offering. Upon the death of a participant and upon receipt by the Company of proof of identity and existence at the participant's death (of a beneficiary validly designated by the participant under the Plan), and upon and notice of election of the validly designated beneficiary to exercise the participant's Option, the Company shall deliver such stock and/or cash to such beneficiary. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such stock and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company) the Company, in its discretion, may deliver such stock and/or cash to the spouse or to any one or more dependents of the participant as the Company may determine. No beneficiary shall prior to the death of the participant by whom he or she has been designated acquire any interest in the stock or cash credited to the participant's account maintained by the Company under the Plan.

               15. Transferability. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an Option or to receive stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the participant otherwise than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Paragraph 8(b).

               16. Use of Funds. All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions.

               17. Effects of Changes of Common Stock. In the event of any changes of outstanding shares of the Common Stock by reason of stock dividends, subdivisions, combinations and exchanges of shares, recapitalizations, mergers in which the Company is the surviving corporation, consolidations, and the like, the aggregate number of and class of shares available under the Plan and Option Exercise Price per share shall be appropriately adjusted by the Board of Directors of the Company, whose determination shall be conclusive. Any such adjustments may provide for the elimination of any fractional shares which would otherwise become subject to any Options.

               18. Amendment or Termination. (a) The Board of Directors of the Company may at any time, and from time to time, modify, terminate or amend the Plan in any respect, except that if at any time the approval of the stockholders of the Company is required as to such modification or amendment under (i) Section 423 of the Code, or (ii) under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, or any successor provisions ("Rule 16b-3"), or (iii) under any applicable listing requirements, the Board of Directors may not effect such modification or amendment without such approval.

               (b) The termination or any modification or amendment of the Plan shall not, without the consent of a participant, affect his or her rights under an Option previously granted to him or her. With the consent of the participant affected, the Board of Directors may amend outstanding Options in a manner not inconsistent with the Plan. The Board of Directors shall have the right to amend or modify the terms and provisions of the Plan and of any Options previously granted under the Plan to the extent necessary to ensure the continued qualification of the Plan under Section 423 of the Code and Rule 16b-3.

               19. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received by the Company's Director of Treasury Operations.

               20. Merger or Consolidation. If the Company shall at any time merge into or consolidate with another corporation and the Company is the surviving entity, the holder of each Option then outstanding will thereafter be entitled to receive at the next Offering Termination Date upon the automatic exercise of such Option under Paragraph 8(a) (unless previously withdrawn pursuant to Paragraph 10) for each share as to which such Option shall be exercised the securities or property which a holder of one share of the Common Stock was entitled to upon and at the time of such merger or consolidation, and the Board of Directors of the Company shall take such steps in connection with such merger or consolidation as the Board of Directors shall deem necessary to assure that the provisions of Paragraph 17 shall thereafter be applicable, as nearly as reasonably practicable, to such securities or property. In the event of a merger or consolidation in which the Company is not the surviving entity, or of a sale of all or substantially all of the assets of the Company, the Plan shall terminate, and all payroll deductions credited to participants' accounts shall be returned to them, with interest as determined by the Committee prior to each Offering Commencement Date; provided, however, that the Board of Directors may, in the event of such merger, consolidation or sale, accelerate the Offering Termination Date of the Offering then in effect and permit participants to purchase shares under the Plan at such accelerated Offering Termination Date.

               21. Approval of Stockholders. The Plan has been adopted by the Board of Directors of the Company, but all grants of Options shall be conditional upon the ratification and approval of the Plan by the stockholders of the Company within twelve months after the adoption of the Plan by the Board of Directors.

               22. Registration and Qualification of the Plan Under Applicable Securities Laws. Notwithstanding anything to the contrary herein, no Option shall be granted under the Plan until such time as the Company has qualified or registered the shares which are subject to the Options under all applicable state and federal securities laws to the extent required by such laws. In the event the shares shall not have been so qualified and registered prior to the date an Offering is scheduled to commence, the Offering Commencement Date shall be the date upon which the registration of the shares and other qualification shall have become effective.

                    Adopted by the Board of Directors on November 21, 1997

                                                                EXHIBIT 5.1



William F. Sorin
823 Park Avenue
New York, NY  10021

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549-1004

Re:  Comverse Technology, Inc.

Gentlemen:

I have acted as legal counsel to Comverse Technology, Inc., a New York corporation (the "Company"), in connection with the registration, pursuant to a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of an aggregate of 5,550,214 shares of Common Stock of the Company, par value $0.01 per share ("Common Stock"), issuable upon the exercise of options ("Options") which have been or may be granted under the 1989 Stock Option Plan, 1992 Directors' Stock Option Plan, 1994 Stock Incentive Plan, 1995 Director Stock Option Plan, Amended and Restated 1996 Stock Incentive Plan and the Nonstatutory Stock Option Agreement of Boston Technology, Inc. and the 1997 Stock Incentive Compensation Plan and 1997 Employee Stock Purchase Plan of the Company (collectively, the "Plans").

I have examined originals, or copies certified to my satisfaction, of the Certificate of Incorporation and By-Laws of the Company, the minutes and other records of the proceedings of the Board of Directors and of the Stockholders of the Company, the Plans and such other documents, corporate and public records, agreements, and certificates of officers of the Company and of public and other officials, and I have considered such questions of law, as I have deemed necessary as a basis for the opinions hereinafter expressed. In such examination I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as certified or photostatic copies.

Based on and subject to the foregoing, I hereby advise you that, in my opinion, the issuance of shares of Common Stock, upon exercise of the Options in accordance with the provisions and subject to the conditions set forth in the Plans and in the agreements executed thereunder governing the issuance and exercise of the Options, has been duly authorized and, when the consideration for such shares has been received by the Company and such shares have been issued in accordance with and subject to such terms and conditions, such shares of Common Stock will be legally issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement.

Very truly yours,


/s/ William F. Sorin

                                                               EXHIBIT 23.2




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Comverse Technology, Inc. on Form S-8 of our report dated February 5, 1997 appearing in the Annual Report on Form 10-K of Comverse Technology, Inc. for the year ended December 31, 1996.





/s/ Deloitte & Touche L.L.P


New York, New York
January 12, 1998